This CD ROM contains an electronic version of appraisals for the Mortgaged
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and together with, the information contained elsewhere in this Prospectus
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been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this
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ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the
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same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper
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


                           COMPLETE APPRAISAL OF
                           REAL PROPERTY

                           Four-Story Commercial Building
                           1511-1515 Third Avenue
                           New York, New York




                                    CUSHMAN &
                                  WAKEFIELD(R)
                          ---------------------------
                          VALUATION ADVISORY SERVICES
                          ---------------------------

                            --------------------------------------------
                            COMPLETE APPRAISAL OF
                            REAL PROPERTY

                            Four-Story Commercial Building
                            1511-1515 Third Avenue
                            New York, New York
                            --------------------------------------------


                            IN A SUMMARY REPORT
                            As of August 1, 1995

                            Prepared For:

                            GMAC Commercial Mortgage Corporation
                            650 Dresher Road
                            Horsham, PA 19044-8015




                            Prepared By:

                            Cushman & Wakefield, Inc.
                            Valuation Advisory Services
                            51 West 52nd Street, 9th Floor
                            New York, New York 10019-6178

Cushman & Wakefield, Inc.                                              CUSHMAN &
51 West 52nd Street                                                 WAKEFIELD(R)
New York,  NY 10019-6178                             ---------------------------
(212) 841-7500                                       VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                         Improving your place
                                                             in the world.

August 5, 1996

Mr. Dan Kesich
GMAC COMMERCIAL MORTGAGE CORPORATION
P.O. Box 1015
650 Dresher Road
Horsham, PA 19044-8015

RE:   Appraisal of Real Property
      Four-Story Commercial Building
      1511-1515 Third Avenue
      New York, New York

Dear Mr. Kesich:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of New York, Inc. is pleased to transmit our summary report estimating the market value of the leased fee estate in the referenced property.

     As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. We specifically call your attention to the following special assumptions:

     1 We were provided a preliminary site plan, as well as a legal description which details the total land areas of the property. However, an as-built survey was not provided.

     2. We were not provided any documentation stating the gross building area of the building. Our estimates of the gross building area was based upon the actual lease documents, as well as the Sanborn Manhattan Land Book.

     This is a complete appraisal prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation. The results of the appraisal are being conveyed in a Summary report according to our agreement. Because this is a summary report, the level of detail of presentation is less than that found in a self-contained report.

     This report was prepared for GMAC Commercial Mortgage Corporation and it is intended only for the specified use of said Client. It may not be distributed to or relied upon by other persons or entities without written permission of the Appraiser.

Cushman & Wakefield, Inc.

Mr. Dan Kesich
GMAC Commercial Mortgage Corporate        -2-                     August 5, 1996


     The property was inspected by and the report was prepared by Robert S. Nardella. Travis W. Walsh, MAI, CRE has reviewed the report and is in concurrence with the findings herein.

     As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in the subject property, subject to the assumptions, limiting conditions, certifications, and definitions, as of August 1, 1996 was:

                             SIXTEEN MILLION DOLLARS
                                   $16,000,000

     The preceding estimate of market value are based upon a forecasted marketing period of approximately 12 months, which we believe (through a review of recent commercial building sale activity, as well as with conversations with local brokers) is reasonably representative for this product type.

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD, INC.

/s/ Robert S. Nardella
Robert S. Nardella
Director
Valuation Advisory Services



/s/ Travis W. Walsh
Travis W. Walsh, MAI, CRE
Director
Valuation Advisory Services

RSN:TWW:do

                                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Location:                              The subject property is located at the
                                       northeast corner of Third Avenue and East
                                       85th Street. The street address is
                                       1511-1515 Third Avenue, New York, New
                                       York.

Block/Lot:                             1531/1

Interest Appraised:                    Leased fee estate

Date of Value:                         August 1, 1996

Date of Inspection:                    July 29, 1996

Ownership:                             SKW II Real Estate LP

Land Area:                             .2358 acres or 10,270 square feet

1996/97 Property Assessment            Transitional                Actual
                                       ------------                ----------
     Land:                             $ 1,935,000                 $1,935,000
     Building:                         $ 1,681,600                 $2,250,000
                                       -----------                 ----------
      Total:                           $ 3,616,600                 $4,185,000

1996 Estimated Ad Valorem Taxes:       $368,805

Zoning:                                C2-8A Local Service (8,355+/- SF)
                                       R8B General Residence (1,915+/- SF)

Highest and Best Use
     If Vacant                         Residential development with ground
                                       floor commercial space, built to its
                                       maximum potential given the applicable
                                       zoning restrictions.

     As Improved:                      As currently developed as a four-story
                                       commercial building. The existing
                                       improvements add significant
                                       contributory value to the site, with
                                       there being potential for the eventual
                                       transfer of development rights to the
                                       adjacent site to the north.

Improvements
     Type: A 4-story, plus basement, commercial building of steel and concrete frame. The exterior of the building is a mixture of granite and common brick.

     Year Built/Renovated:             1914/1989/1996

                                   Summary of Salient Facts and Conclusions
================================================================================

     Size
          Gross Building Area:          44,730 square feet
          Net Rentable Area:            55,000 square feet

     Condition:                         Very Good

Operating Data and Forecasts

     Current Occupancy:                 100.0%

     Forecasted First Year Occupancy    100.0%

     Average Annual Rental Rate
          Actual:                       $34.73 per net rentable square foot

     Operating Expenses
          Forecasted (FY 1997):         $7.84 per net rentable square foot

Value Indicators
     Sales Comparison Approach:         $15,900,000 ($289.09 per square foot of
                                        net rentable area)

     Income Approach:                   $16,000,000 ($290.91 per square foot of
                                        net rentable area)

Discounted Cash Flow Assumptions
     Market Rental Growth Rate:         3.5%

     Expense Growth Rate:               3.5%

     Credit Loss Allowance:             5.0%
     Terminal Capitalization Rate:      10.0%
     Cost of Sale at Reversion:         4.0%
     Discount Rate:                     11.5%
     Implicit Year 1 Overall
       Capitalization Rate:             9.0%

Value Conclusion
     As Is Value Estimate:              $16,000,000

Resulting Indicators
     Going-in Capitalization Rate
        (Overall Capitalization Rate):  9.0%

     Price Per Square Foot
          (Area):                       $290.91

Estimated Marketing Time:               12 months or less

                                   Summary of Salient Facts and Conclusions
================================================================================

Special Assumption:                     1)   We were provided a preliminary site
                                             plan, as well as a legal
                                             description which details the total
                                             land areas of the property.
                                             However, building plans were not
                                             provided which details the existing
                                             improvements, as well as the
                                             additional building area which was
                                             constructed as part of the Equinox
                                             space on the third and fourth
                                             floors. The gross building area has
                                             been estimated after reviewing the
                                             actual lease documents as well as
                                             the Sanborn Manhattan Land Map. If
                                             building plans are subsequently
                                             provided which indicate building
                                             areas which are differed then those
                                             referenced in this report, are
                                             reserve the right to amend our
                                             value conclusions.

                                        2)   This appraisal assumes that the
                                             construction of the Equinox space
                                             is completed in a timely manner
                                             with good quality workmanship.

                                        3)   It should strongly be noted that
                                             the excess development rights of
                                             45,480+/- square feet referenced in
                                             this report are merely estimated.
                                             We recommend a zoning specialist be
                                             retained in order to more precisely
                                             determine the amount of excess
                                             development rights which exist at
                                             the subject property.

                                        4)   Please refer to the complete list
                                             of Assumptions and Limiting
                                             Conditions contained at the end of
                                             this report.

                                            PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================



                               [GRAPHIC OMITTED]
                                     [PHOTO]







              A northeasterly view of the subject property looking
                              across Third Avenue.








                               [GRAPHIC OMITTED]
                                     [PHOTO]





      A view of East 85th Street looking east; the subject is on the left.

                                       Photographs of the Subject Property
================================================================================



                               [GRAPHIC OMITTED]
                                     [PHOTO]







         A northerly view of Third Avenue, the subject is on the right.






                                [GRAPHIC OMITTED]
                                     [PHOTO]






                            A view of the GAP space.

                                         Photographs of the Subject Property
================================================================================





                                [GRAPHIC OMITTED]
                                     [PHOTO]






              A view of the new Equinox space on the fourth floor.








                               [GRAPHIC OMITTED]
                                     [PHOTO]






                 A view of the Equinox space on the third floor.

                                                        TABLE OF CONTENTS
================================================================================

                                                                            Page

INTRODUCTION ..............................................................    1

NEIGHBORHOOD ANALYSIS .....................................................    4

NEW YORK CITY RETAIL MARKET ANALYSIS ......................................    6

PROPERTY DESCRIPTION ......................................................   14
     Improvements Description .............................................   14

REAL PROPERTY TAXES AND ASSESSMENTS .......................................   16

ZONING ....................................................................   18

HIGHEST AND BEST USE ......................................................   19

VALUATION PROCESS .........................................................   21

SALES COMPARISON APPROACH .................................................   23

INCOME APPROACH ...........................................................   27

RECONCILIATION AND FINAL ESTIMATE OF VALUE ................................   55

ASSUMPTIONS AND LIMITING CONDITIONS .......................................   57

CERTIFICATION OF APPRAISAL ................................................   59

ADDENDA ...................................................................   60

        Comparable Sale Abstracts
        Project Assumptions
        Cushman & Wakefield Investor Survey
        Qualifications of Appraisers

                                                               INTRODUCTION
================================================================================

Identification of Property

     The subject property is a 4-story, plus basement commercial building which is situated at the northeast corner of Third Avenue and East 85th Street in the City of New York, Manhattan, New York. The building contains an above grade gross building area of approximately 44,730 square feet and a net rentable area of 55,000 feet. The property is identified as Block 1531, Lot 1 on the tax maps of the borough of Manhattan. The building was originally constructed in 1914, and was partially renovated 1989 prior to the commencement of the Gap lease. The 2nd, 3rd and 4th floors are currently being completely renovated to include a new building installation for a health club use. The building is 100 percent occupied by the Gap which occupies the basement and first floor, and Equinox Fitness Center which will take occupancy of the 2nd, 3rd and 4th floor in September 1996.

Property Ownership and Recent History

     On July 1, 1988, 1511 Third Avenue Real Estate Co. LID purchased the subject property for a stated purchase price of $13,000,000. Most recently, SKW 11 Real Estate Co. LP took control of the property on May 2, 1995. Ownership of the property was transferred to the new entity pursuant to a bankruptcy plan. As stated, the building will be 100 percent occupied by The Gap on the basement and first floor, and Equinox Fitness Club on the second through fourth floors. The Gap has been in occupancy since November 1990 and Equinox will take occupancy in September 1996.

Purpose and Function of the Appraisal

     The purpose of the appraisal is to provide an estimate of market value of the leased fee estate in the property. The function of this report is to assist GMAC Commercial Mortgage Corporation in an evaluation of the property for loan underwriting purposes.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the interior and exterior of the building with Frank Tatulli of the Galbreath Company, the management company;

     o    Reviewed the leases for The Gap and Equinox 85th Street, Inc.;

     o Reviewed a history of the income and expenses and a budget forecast for 1996, including the budget for planned capital expenditures and repairs;

     o Conducted market research into occupancies, asking rents, and operating expenses at similar buildings including interviews with on-site managers and a review of our own data base from previous appraisal files;

     o Conducted market inquiries into recent sales of similar buildings to ascertain the sales prices per square foot, and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers; and

     o Prepared Sales Comparison and Income Approaches to value. The Cost Approach was not used.

================================================================================

                                      -1-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                             Introduction
================================================================================

Date of Value and Property Inspection

     The date of value is August 1, 1995. Robert S. Nardella inspected the property on July 29,1996.

Property Rights Appraised

     We valued the leased fee estate, which in a legal conveyance through sale represent the fee simple title, subject to the existing encumbrances, i.e., the tenant leases, etc., in the improvements and corresponding land area.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice, 1994 Edition, published by The Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that A reasonable time is allowed for exposure in the open market. Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

Based upon the available sales data in the marketplace, as well as our discussions six to nine months would appear to have been reasonably appropriate for the subject property as the date of valuation.

================================================================================

                                      -2-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                             Introduction
================================================================================

     Definitions of pertinent terms taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by The Appraisal Institute, are as follows:

     Fee Simple Estate

     Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

     Leased Fee Estate

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     Market Rent

     The rental income that a property would most probably command on the open market; indicated by the current rents paid and asked for comparable space as of the date of the appraisal.

     Cash Equivalent

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     Discounted Cash Flow (DCF) Analysis

     The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing, and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present value at a specified yield rate. DCF analysis can be applied with any yield capitalization technique and may be performed on either a lease-by-lease or aggregate basis.

Legal Description

     The property's street address is 1511-1515 Third Avenue, New York, New York. The property is more specifically identified by the Borough of Manhattan Tax Assessor's Office as Block 1531, Lot 1. A copy of the most recent survey prepared by International Land Services, Inc. has been provided on the facing page.

================================================================================

                                      -3-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         MAP OF 1511-1515 THIRD AVENUE

                               [GRAPHIC OMITTED]

                                                      NEIGHBORHOOD ANALYSIS
================================================================================

     The subject property is situated at the northeast corner of Third Avenue, and East 85th Street, in Manhattan, New York. This area of Manhattan, known as the Upper East Side, may be physically described as that portion of east central Manhattan bounded by Harlem to the north, Central Park to the west and the East River to the east and the east side of Midtown Manhattan to the south.

     The subject location can be characterized as commercial along the ground floor of Third Avenue, and largely residential on the upper floors and on all side streets. Proximity to many small retail stores offer a wide variety of goods and services. Residents in the area generally shop locally as the typical patron does not own an automobile. Public transportation is excellent as the local bus lines and subways are located within close proximity to the subject. Access to the subject area from outside the city limits is good as the area is served by numerous local highways and bridges. These include the Queensborough and Triborough Bridges. Additionally, the area is within proximity to the Queens Midtown Tunnel and the Franklin D. Roosevelt (FDR) Drive.

     The subject neighborhood is well established with a good mix of residential and retail properties. The subject property is homogenous with properties in the area and can be expected to be competitive with surrounding retail improvements.

     The following chart exhibits average rental rates for rent stabilized apartments located on the Upper East Side of Manhattan. Categories include doorman and non-doorman buildings. The following rental rates reflect the overall desirability and demand for residential apartment buildings on the upper east side.

================================================================================
                       East Side Residential Rental Study
                            For Stabilized Apartments
--------------------------------------------------------------------------------
             Type           Studio    One-Bedroom        Two-Bedroom
--------------------------------------------------------------------------------
        Non-Doorman          $900         $1,225            $1,575

        Doorman             $1,300        $2,150            $3,325
--------------------------------------------------------------------------------
        Source: Feathered Nest Rental Report, December, 1995
================================================================================

     From a retail perspective Third Avenue between 59th Street and 86th Street is heavily influenced by the Bloomingdale's flagship store on 59th Street, between Lexington and Third Avenues. Bloomingdale's is the main attraction in this area for national and international chains like Nine West Shoes, Levi's, Diesel, Banana Republic and Zara. In some cases these tenants pay in excess of $200 per square foot.

     In the past two years, retail space along Third Avenue has experienced increasing demand and rental rates. This particularly applies to the area between East 59th and 86th Street. National Retailers within a 5 block radius of the subject property include The Wiz, Gap Kids, Pier One Imports, The Original Levis store and Toys 'R Us. Toys 'R Us has recently purchased the retail condominium in the ground floor of a new high rise residential building known and the Richmond. This store will be located at the northeast corner of East 80th Street and Third Avenue, just south of the subject property. Retail vacancy rates in the area are below 5 percent, with demand being fueled by a very dense residential population and excellent

================================================================================

                                      -4-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      Neighborhood Analysis
================================================================================

accessibility to public transportation. In addition to the bus lines, the subject is also very proximate to the Lexington Avenue IRT subway station at 86th Street. The upper east side has long been regarded as one of the most desirable residential locales within Manhattan, with the area surrounding the subject being one of the more stable sub-districts.

     The high concentration of residents surrounding the subject property provide a significant source of patrons to the surrounding retail and commercial uses such as the Gap and Equinox Fitness Center. The retail market regarding the subjects ground floor will be subsequently discussed. The Equinox space will enjoy very good accessibility and visibility. As discussed, the property has very good accessibility to public transportation as well as a surrounding residential community. Further, the property has approximately 76 feet of frontage on Third Avenue and 125 feet of frontage along East 85th Street, with Equinox occupying the 2nd through 4th floors. As a result, the Equinox space will have excellent visibility along both of its frontages. This is in contrast to many health club which either have side street locations or small avenue entrance-ways leading to basement areas. Surrounding health club operations include New York Health and Racquet Club at East 76th Street and York Avenue, Golds Gym at East 91st Street and Third Avenue, New York Sports at Lexington Avenue and East 86th Street, and Synergy at East 83rd Street and Third Avenue. We feel the Equinox Club within the subject property should be well positioned from both a locational and competitive standpoint.

     In conclusion, the subject property is located in an established neighborhood within New York City. The area is highly concentrated with residential development, with the subject property being well positioned in an area that is densely populated where local residents enjoy the convenience of local retail shopping. Rental rates and vacancy are considered to be stable and no significant changes are projected for the area. Therefore, we feel the subject property will be a viable location for a retail use such as the Gap, and a health club use such as Equinox into the foreseeable future.

================================================================================

                                      -5-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       NEW YORK CITY RETAIL MARKET ANALYSIS
================================================================================

New York City Overview

     New York City is a major retail market and has one of the largest retail sales volumes of any city in the nation. According to Sales & Marketing Management, New York City's total retail sales totaled $50.7 billion in 1994, remaining third for a third consecutive year among the nation's metropolitan statistical areas (MSAs), behind Chicago and Los Angeles. The chart below provides total retail sales and the corresponding MSA ranking for the New York City MSA between 1990 and 1994.

================================================================================
                                  New York MSA
                    Total Retail Sales (000s) and MSA Ranking
                                    1990-1994
================================================================================
                   Year            Total Retail Sales      Ranking
--------------------------------------------------------------------------------
                   1990               $49,319,353             2
--------------------------------------------------------------------------------
                   1991               $48,759,376             2
--------------------------------------------------------------------------------
                   1992               $49,978,272             3
--------------------------------------------------------------------------------
                   1993               $49,589,255             3
--------------------------------------------------------------------------------
                   1994               $50,734,846             3
--------------------------------------------------------------------------------
             Compound Annual
               Growth Rate
                1990-1994                0.71%
================================================================================
                      Source: Sales & Marketing Management
                       Survey of Buying Power, 1986-1995
================================================================================

     The New York MSA ranked number two in total retail sales among all MSAs in consecutive years between 1985 and 1991, dropping to number three in 1992-1993 and remaining at three according to the latest survey statistics. Consistently ranked number one in prior years' surveys, the Los Angeles MSA was displaced in 1994 by Chicago which boasted additional total retail sales of $2.68 billion and $17.8 billion over the Los Angeles and New York MSAs, respectively.

     Growth in total retail sales for New York was strongest between 1985 and 1988, during which time the compound annual growth rate was 8.29 percent and New York ranked second in the 317 MSA survey. A large dip in total retail sales occurred between 1988 and 1989, when sales declined 8.45 percent. Sales increased again in 1990, but dipped slightly in 1991. Between 1991 and 1992, total retail sales rose 2.5 percent, although the New York MSA ranked third in total retail sales, behind Los Angeles and Chicago. Total retail sales dipped slightly, down 0.8 percent in 1993, but increased 2.31 percent in 1994, maintaining its rank as number three in retail sales.

     New York City's demographic and economic profile is an important element in understanding its retail market. The sources of economic and demographic data for our analysis are Equifax National Decision Systems (ENDS), a national firm specializing in demographic forecasts, and Sales & Marketing Management's Survey of Buying Power, a well respected retail trade publication. Our analysis of New York City as a whole focuses on key indicators: household income and retail sales.

================================================================================

                                      -6-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       New York City Retail Market Analysis
================================================================================

Household Income

     An important statistical measure for retailers is household income and consumer buying power. According to an Equifax National Decision Systems, average household income in New York City in 1996 was estimated at $55,193. Median household income was estimated at $39,179 and per capita income at $22,047. Nearly 40 percent of the households in New York City earn more than $50,000 per year. Although a large portion of the City's population earns less than $15,000 per year, this is offset by the relatively large amount earning over $75,000 per year.

     Average household income for New York City includes both Manhattan and the outerboroughs, which form two distinct demographic segments. Manhattan has a high proportion of one person households, which comprise 48.6 percent of the total household population. The 1996 average household income in Manhattan was estimated at $77,842. This figure indicates a high discretionary income level, which supports both mid-priced and upscale retailers. The outerboroughs, in general, have a larger average household size, and estimated household income ranges from an average of $38,295 in the Bronx to $69,902 in Staten Island. The average household income for Queens, Brooklyn and the Bronx is indicative of a large portion of low- to middle-income households. Nearly 85 percent of households in these counties have a marginal level of discretionary income, which supports discount and mid-priced retailers.

Effective Buying Income

     Another key measure of New York City's ability to support retail business is its effective buying income (EBI). This data is not measured by specific trade area but rather by metropolitan statistical area (MSA) as reported by Sales & Marketing Management's Survey of Buying Power. At the end of 1994, the New York MSA was ranked No. 1 among the 317 MSAs nationally, reporting an aggregate effective buying income of $172.7 billion. New York City ranked first in the number of households with an effective buying income in excess of $50,000 per year. This indicates a relatively high level of purchasing power which, in turn, should have a positive impact on retail sales levels.

================================================================================

                                      -7-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       New York City Retail Market Analysis
================================================================================

     The table below summarizes total effective buying income in Manhattan, the outerboroughs, and in the five boroughs combined.

========================================================================================================================
         Total Effective Buying Income           Total Effective Buying Income         Total Effective Buying Income
                 Manhattan (000)                      Five Boroughs (000)                    Outerboroughs (000)
=========================================================================================================================
      Year          Amount          Change      Year       Amount          Change      Year       Amount          Change
=========================================================================================================================
      1987        $33,475,214          --       1987    $105,934,064          --       1987     $72,458,850         --
-------------------------------------------------------------------------------------------------------------------------
      1988        $31,548,924       -5.75%      1988    $ 97,928,692       -7.55%      1988     $66,379,768      -8.38%
-------------------------------------------------------------------------------------------------------------------------
      1989        $34,388,863        9.00%      1989    $106,375,480        8.60%      1989     $71,986,617       8.44%
-------------------------------------------------------------------------------------------------------------------------
      1990        $35,369,325        2.85%      1990    $109,701,643        3.10%      1990     $74,332,318       3.25%
-------------------------------------------------------------------------------------------------------------------------
      1991        $39,824,276        12.59%     1991    $120,385,869        9.74%      1991     $80,561,593       8.38%
-------------------------------------------------------------------------------------------------------------------------
      1992        $42,308,680        6.24%      1992    $125,789,352        4.49%      1992     $83.480,672       3.62%
-------------------------------------------------------------------------------------------------------------------------
      1993        $44,073,725        4.17%      1993    $131,108,181        4.23%      1993     $87,034,456       4.26%
-------------------------------------------------------------------------------------------------------------------------
      1994        $46,813,033        6.21%      1994    $138,352,010        5.60%      1994     $91,538,977       4.92%
-------------------------------------------------------------------------------------------------------------------------
 Compounded
   Annual
   Growth            4.91%             --        --        +3.89%             --        --        +3.41%            --
=========================================================================================================================
              Source:            Sales & Marketing Management Survey of Buying Power (1988-1995)
=========================================================================================================================

     According to this data, effective buying income within the five boroughs of New York City has grown at a compounded rate of 3.89 percent per annum over the past 7 years. This increase in effective buying income in New York City is reflective of the recovering economy. Effective buying income in Manhattan has grown at a compound annual rate of 4.91 percent, while the outerboroughs have grown by an average of 3.41 percent per annum, pointing to the strength of Manhattan's retail base.

Retail Sales

     In an analysis of retail property, levels of income and purchasing power must be compared with actual retail sales in order to ascertain the dynamics of the marketplace. The following table summarizes total retail sales in New York City with a breakout of sales in the outerboroughs and Manhattan.

=============================================================================================================================
            Total Retail Sales (000)                Total Retail Sales (000)                Total Retail Sales (000)
                    Manhattan                            Five Boroughs                            Outerboroughs
=============================================================================================================================
      Year           Amount           Change     Year       Amount          Change       Year         Amount         Change
=============================================================================================================================
      1987         $18,458,135           --      1987     $38,349,184          --        1987       $19,891,049         --
-----------------------------------------------------------------------------------------------------------------------------
      1988         $20,498,676        11.06%     1988     $42,205,206       10.05%       1988       $21,706,530       9.13%
-----------------------------------------------------------------------------------------------------------------------------
      1989         $17,790,516       -13.21%     1989     $37,866,765      -10.28%       1989       $20,076,249      -7.51%
-----------------------------------------------------------------------------------------------------------------------------
      1990         $18,127,873         2.00%     1990     $38,926,581        2.80%       1990       $20,798,708       3.60%
-----------------------------------------------------------------------------------------------------------------------------
      1991         $17,896,000        -1.28%     1991     $38,710,456      - 0.56%       1991       $20,814,456       0.08%
-----------------------------------------------------------------------------------------------------------------------------
      1992         $18,112,350         1.21%     1992     $39,436,565        1.88%       1992       $21,324,215       2.45%
-----------------------------------------------------------------------------------------------------------------------------
      1993         $17,816,695        -1.63%     1993     $38,757,626      - 1.72%       1993       $20,940,931      -1.80%
-----------------------------------------------------------------------------------------------------------------------------
      1994         $20,107,299        12.86%     1994     $39,828,924        2.76%       1994       $19,721,625      -5.82%
=============================================================================================================================
   Compound
 Annual Growth      +1.23%               --       --       +0.54%              --         --          -0.12%            --
=============================================================================================================================
                   Source:            Sales & Marketing Management Survey of Buying Power (1987-1995)
=============================================================================================================================

================================================================================

                                       -8-
V                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       New York City Retail Market Analysis
================================================================================

     Retail sales within New York City grew at a compounded rate of 0.54 percent per annum over the past 7 years. In 1992, retail sales increased slightly, reflecting the cautious economic environment as the economy slowly improved. Total retail sales decreased in both Manhattan and the outerboroughs in 1993. Total retail sales in New York City in 1994 reached $39.8 billion - a five year high - and a 2.76 percent increase over 1993. Manhattan clearly dominates retail sales in New York City, representing over 45 percent of the City's total retail sales volume.

     While sales in Manhattan have fluctuated between roughly $17.8 billion and $18.5 billion for the past five years, sales reached $20.107 billion in 1994 - a
12.86 percent increase from 1993 sales. Manhattan exhibited the highest level of sales growth between 1987 and 1994, with a 1.23 percent compounded annual growth rate, while the outerboroughs evidenced a -0.12 percent decline. Manhattan's 1994 increase in sales of 12.86 percent offset the outerboroughs' loss, reflecting a New York City compounded annual growth rate of 0.54 percent between 1987 and 1994.

Manhattan

     The Manhattan retail market contains approximately 45+/- to 50+/- million square feet of space. According to retail brokers, approximately 80 percent of Manhattan's retail space is in street level shops. Of the remainder, about 5+/- million square feet are in department stores and another 5+/- million square feet are in office building atriums and retail projects configured as urban malls such as Trump Tower, Herald Center, Manhattan Mall (formerly A&S Plaza), the World Trade Center, and Rockefeller Center, or alternative retail centers such as the South Street Seaport.

Vacancy - Manhattan

     Since development of retail space in Manhattan centers around street level shops in residential and office buildings, the overall slowdown in the development of these types of projects may curtail the new supply of retail space. As of year-end 1995, approximately 5.651+/- million square feet of Manhattan retail space was available for lease according to a survey by leading local broker Garrick-Aug Associates. Based on the previously estimated 45+/- to 50+/- million square feet of total Manhattan retail space, this reflects a vacancy rate between 11.3 and 12.6 percent. According to the most recent Garrick-Aug survey the amount of available space increased by 6.3 percent from the period 6 months prior. It should be well noted, however, that there is strong demand for retail space along Third Avenue between East 59th Street and East 86th Street, with the vacancy rate in this specific area being below 5 percent.

Rental Rates - Manhattan

     Throughout Manhattan, the average asking retail rent has declined 31 percent since the high of $67.00 per square foot achieved in 1988. Between 1991 and 1992 Manhattan retail experienced a period of limited leasing activity, with available store space increased to over 7.6 million square feet by mid-year 1992 and nearly 3,000 stores listed as available. According to Garrick-Aug, the average asking rent reached its low point of below $40.50 per square foot at mid-year 1992. Prime retail streets, including Fifth Avenue above St. Patrick's Cathedral, 57th Street between Fifth and Park Avenues, and Madison Avenue from East 57th through the East 60s have remained relatively stable, with some minor softening in asking rentals. Most asking rentals are reportedly negotiated downward by 15 to 20 percentage points.

================================================================================

                                      -9-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       New York City Retail Market Analysis
================================================================================

     Garrick-Aug has developed a statistical measure which gauges the strength of the Manhattan retail market, called the Retail Negotiability Factor (RNF). This statistic measures the difference between average asking and contracted rents on newly leased space. The higher the RNF, the softer the marketplace. As demonstrated by the chart on the following page, the RNF increased to 33.3 percent at year-end 1991, while it currently stands at 20 percent, the lowest it has been since before 1990, indicating a firming of the retail market.

     The following chart details various market statistics for retail space and stores in Manhattan.

============================================================================================================
                                  Manhattan Retail Market                    Retail Negotiability Factor
                                    Leasing Statistics
============================================================================================================
                      Store         Total        Average                     Avg.         Avg.
                      Space         Stores       Asking       Stores        Asking        Cost
      Date           Avail(SF)     Available     Rent/SF      Rented        $/SF(1)      $1/SF(2)     RNF
============================================================================================================
  Year-End 1988      5,936,000         --         $67.00        --            --           --         --
------------------------------------------------------------------------------------------------------------
  Mid-Year 1989      6,850,000         --         $61.00        --            --           --         --
------------------------------------------------------------------------------------------------------------
  Year-End 1989      6,958,905         --         $59.00        --            --           --         --
------------------------------------------------------------------------------------------------------------
  Mid-Year 1990      7,154,929       2,511        $54.00        418            --           --         --
------------------------------------------------------------------------------------------------------------
  Year-End 1990      7,021.535       2,678        $49.00        246           $57          $39      -31.6%
------------------------------------------------------------------------------------------------------------
  Mid-Year 1991      6,897,352       2,581        $43.00        369           $61          $41      -32.7%
------------------------------------------------------------------------------------------------------------
  Year-End 1991      7,334,291       2,961        $41.00        414           $57          $38      -33.3%
------------------------------------------------------------------------------------------------------------
  Mid-Year 1992      7,626,932       2,915        $40.50        403           $60          $41      -32.0%
------------------------------------------------------------------------------------------------------------
  Year-End 1992      6,645,076       2,612        $41.50        488           $63          $46      -28.0%
------------------------------------------------------------------------------------------------------------
  Mid-Year 1993      6,486,751       2,787        $41.75        367           $58          $44      -27.0%
------------------------------------------------------------------------------------------------------------
  Year-End 1993      5,611,360       2,528        $46.25        413           $61          $46      -24.0%
------------------------------------------------------------------------------------------------------------
  Mid-Year 1994      5,123,172       2,339        $47.50        427           $64          $50      -22.0%
------------------------------------------------------------------------------------------------------------
  Year-End 1994      5,014,049       2,451        $48.00        662           $67          $52      -22.0%
------------------------------------------------------------------------------------------------------------
  Mid-Year 1995      5,316,051       2,611        $49.00        482           $70          $56      -20.0%
------------------------------------------------------------------------------------------------------------
  Year-End 1995      5,651,072       2,785        $51.50        193           $68          $55      -19.1%
============================================================================================================
 (1) On Completed Transactions

 (2) Based on the number of retail store leases negotiated during the period.
============================================================================================================
 Source: Garrick-Aug Associates Store Leasing, Inc. (Mid-Year and Year-End
         Reports).
============================================================================================================

     In Manhattan, 193 stores were leased during the second half of 1995, representing strong leasing activity of 821,682 square feet of retail space. Retail spaces have increased slightly from the previous six months although there continues to be a strong demand for space. Other than lowering asking rental rates, few concessions are given to retailers taking new locations. Build-out dollar allowances are rarely given, unless the prospective tenant is of such a caliber that its very presence adds value, or is an amenity to the building as a whole. However, it is not uncommon to trade rental abatements for excessive build-out costs.

================================================================================

                                      -10-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       New York City Retail Market Analysis
================================================================================

     Occupancy costs for retailers in Manhattan are unquestionably among the highest in the country. Thus, the softening in asking rental rates over the past few years has made current asking rental rates appealing. Retailers who fared well during the recession and had previously postponed entering the Manhattan marketplace are now giving it serious consideration. Current activity retail leasing is strong, with many firms looking to take advantage of perceived bargains in the marketplace. The New York City Department of City Planning lists 18 megastores that have opened in New York City since 1989 and 13 stores in the planning stages.

     The decline in Manhattan retail rents has inspired numerous retailers to begin looking for space in prime areas of the borough. In the past year, steady leasing by upscale retailers has kept occupancy rates relatively high in such areas as Fifth Avenue, Madison Avenue and Columbus Avenue, with Fifth and Madison Avenues remaining the most expensive retail avenues in the city. Many national retailers such as The Gap, HMV, Staples, as well as drug store chains including Rite Aid and Duane Reade along with restaurants are expanding in various Manhattan locations. Cosmetics Plus and new record/music stores like Coconuts are opening throughout Manhattan. Rite Aid is expected to open 28 new drugstores in Manhattan in 1996 and another 49 drugstores within the outerboroughs.

     Over the past year specialty coffee shops have mushroomed in office and residential areas, consistent with other large cities like Chicago and Seattle. Cafe' Europa has two Midtown locations and more are planned. Other entrants in the coffee bar arena include Timothy's, New World Coffee, Starbucks and Coffee Beanery. Another new addition to the Manhattan retail market is national restaurant chains such as Olive Garden and Pizzeria Uno.

     The opening of "theme" restaurants is another notable trend in Manhattan's retail market. Starting with one of the original theme restaurants, the Hard Rock Cafe, Midtown is now home to several of these theme restaurants, including Planet Hollywood, the Brooklyn Diner and the Motown Cafe on West 57th Street. Sixth Avenue boasts the Harley Davidson Cafe and Jekyll & Hyde, while the Fashion Cafe is located in the heart of Rockefeller Center. In 1996 the All Star Cafe is the first theme restaurant to open in the rapidly changing Times Square area.

     The chart on the following page summarizes retail rental ranges in selected Manhattan locations as quoted by three of the largest retail brokerage firms in Manhattan.

================================================================================

                                      -11-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
                                          Retail Rental Rates, Selected Manhattan Locations
====================================================================================================================================
                                 Rental Range                             Rental Range                                    Asking
     Location                      Per SF           Location                Per SF          Location                      Rental
                                                                                                                        Range Per SF
====================================================================================================================================
Lower Manhattan                                   Lower Manhattan                          Lower Manhattan
Broadway                         $ 60-$105        Broadway                $ 80-$110        Broadway                        $40-$80
Nassau Street                    $ 70-$140        Nassau Street           $ 65-$110        Nassau, John, Fulton & Church   $40-$80
                                                                                           World Trade Ctr.                $100
------------------------------------------------------------------------------------------------------------------------------------
Fifth Avenue                                      Fifth Avenue                             Fifth Avenue
34th -42nd Streets               $ 85-$120        34th -42nd Streets      $ 85-$115        14th-42nd                       $75-$125
43rd-50th Streets                $ 95-$165        42nd-49th Streets       $110-$175        42nd-48th                       $90-$150
51st-72nd Streets                $200-$350        51st-59th Streets       $300-$500        48th-60th                       $150-$500
------------------------------------------------------------------------------------------------------------------------------------
Madison Avenue                                    Madison Avenue                           Madison Avenue
42nd-57th Streets                $ 90-$150        42nd-50th Streets       $110-$125        34th-42nd                       $60-$100
58th-72nd Streets                $175-$400        51st-60th Streets       $125-$250        42nd-56th                       $100-$250
73rd-90th Streets                $ 80-$160        61st-72nd Streets       $200-$275        61st-72nd                       $200-$300
                                                                                           72nd-86th                       $100-$150
------------------------------------------------------------------------------------------------------------------------------------
Lexington Avenue                                  Lexington Avenue                         Lexington Avenue
42nd-57th Streets                $ 75-130         42nd-57th Streets       $100-$125        42nd-57th Streets               $75-$100
58th-61st Streets                $80-$140         51st-61st Streets       $150-$200        57th-60th                       $75-$150
------------------------------------------------------------------------------------------------------------------------------------
Third Avenue                                      Third Avenue                             Third Avenue
42nd-57th Streets                $ 75-$120        42nd-57th Streets       $ 85-$110        14th-42nd                       $40-$60
58th-86th Streets                $ 70-$150        57th-61st Streets       $100-$125        42nd-57th                       $75-$100
                                                                                           57th-86th                       $50-$100
------------------------------------------------------------------------------------------------------------------------------------
Sixth Avenue
42nd-57th Streets                $ 80-$120
------------------------------------------------------------------------------------------------------------------------------------
Broadway                                          Broadway                                 Broadway
72nd-96th Streets                $ 75-$125        72nd-96th Streets       $ 75-$100        34th-42nd                       $70-$100
                                                                                           42nd-72nd                       $70-$100
                                                                                           72nd-96th                       $40-$90
------------------------------------------------------------------------------------------------------------------------------------
Columbus Avenue                                   Columbus Avenue                          Avenue of the Americas
67th-86th Streets                $ 70-$110        67th-96th Streets       $ 65-$100        42nd-59th                       $90-$150
------------------------------------------------------------------------------------------------------------------------------------
Soho                                                                                       Columbus Avenue
West Broadway                    $ 60-$120                                                 66th-81st                       $65-$100
Broadway                                                                                   81st-86th                       $50-$75
  (Houston-Broome Streets)       $  55-$85
------------------------------------------------------------------------------------------------------------------------------------
Flatiron                                                                                   Soho
Fifth Avenue (14th-23rd          $ 60-$ 80                                                 W. Broadway & Prince Streets    $40-$80
  Streets)                                                                                 Side Streets                    $25-$35
Broadway (17th-23rd Streets)     $ 55-$ 65                                                 Broadway                        $50-$75
------------------------------------------------------------------------------------------------------------------------------------
NoHo                             $ 60-$100
Broadway (8th-Houston Streets)
------------------------------------------------------------------------------------------------------------------------------------
Source:  New Spectrum Realty Services,Inc.        Source:  The Friedman Report             Source: Grubb & Ellis New York, Inc.
Date:      4th Quarter, 1995                      Newmark Real Estate Services             Date:  April, 1995
                                                  Date:  February, 1995
====================================================================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       New York City Retail Market Analysis
================================================================================

     As can be seen, Third Avenue between East 58th and 87th Streets show rental rates ranging from $50 and $150 per square foot. The largest determining factors which effect these rates is the size and location of the space, as well as the inclusion or exclusion of basement space. It is most common for basement space to be included with little or no additional rent being realized. It serves to primarily enhance the overall marketability of the space. In instances where the basement is selling space such as the subjects Gap store, a rental rate for the basement ranging from 20 to 50 percent of the ground floor rate is achieved.

Conclusion

     New York City remains one of the largest, most expensive and wealthiest retail markets in the country. Manhattan has some of the most upscale shopping districts in the nation. New York City is the first and most important location for new upscale and high-end retailers and has previously been the last market to be entered by large discounters and mass-merchants.

     The Giuliani administration issued a "Comprehensive Retail Strategy for New York City" in late 1995 which addresses the concerns of both small and large retailers. The plan, expected to continue to revitalize the City's retail economy, suggests a series of proposals which include: reductions in taxes, centralizing licensing and permit agencies, raising loan limits for commercial projects and changes in zoning regulations. Retailers in commercial zoning districts would be allowed to expand into a vacant lot in an adjoining residential district and retail development in "M" zones, up to 200,000 square feet, would become as-of-right if located on a wide street. According to Joseph
B. Rose, Chairman of the City Planning Commission, the proposals set forth in this plan are expected to become law by the end of 1996.

     Overall, the New York City retail market continues a period of steady growth. Competition among big box retailers is predicted to increase, boosting rental rates, as the big box retail market expands in New York City. Quality retail space in Manhattan and the outerboroughs is being leased up at a fast pace, highlighting the sense within the retail community that the economy continues to improve and will support expansion into new markets.

================================================================================

                                      -13-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       PROPERTY DESCRIPTION
================================================================================

Site Description

     The subject site is situated at the northeast corner of Third Avenue and East 85th Street. The common street address is 1511-1515 Third Avenue, New York, New York. The site is generally L-shaped and contains .2358 acres or 10,270 square feet of land area. The topography of the site is generally level. We have assumed that the soil load bearing capacity is sufficient to support the existing structure. All essential utilities including electricity, water, sewer, gas and telephone are currently available to the site.

     According to community panel number 360497 0032 B, effective November 16, 1983, the subject property is situated in zone C, an area designated as being outside of the flood plane.

Improvements Description

     The subject property is a 4-story, plus basement commercial building which contains 55,000 rentable square feet, including the basement area. The Gap occupies the basement, ground floor and mezzanine area which is stated within their lease to contain 25,000 rentable square feet. The ground floor was formerly occupied as a bank branch facility. Prior to the Gap taking occupancy in 1990, the space was completely rebuilt to include the removal of the vault, installation of wood flooring, recessed and decorative incandescent lighting, restoration of the ornamental wood detail on the ceiling, new ventilation and air conditioning equipment, as well as partial sprinklered coverage. A separate elevator was also installed which travels exclusively from the Gap first floor to selling basement area. The Gap basement space has been finished as selling area, with approximately 4,000 square feet being dedicated to storage. A central stairway also provides access between these floors. Overall the space has been finished with a high quality interior build-out which is consistent with the decor of a typical Gap store. It is important to note that street access is provided from both Third Avenue and East 85th Street. Large windows have also been installed to provide for large display areas along the street.

     The second through fourth floors are currently in the final stages of construction for a health club use. A separate stairway and elevator accesses these floors from an entrance-way along East 85th Street. The lobby and stairway leading to these floors will be completely renovated.

     Each of the upper floors will be occupied for health club use. Typical finishes will include a mixture of rubberized flooring in the weight lifting areas, carpet and vinyl tile in the offices and other exercise areas, and granite and common tiling in the shower and locker room areas. Walls and ceiling will generally consist of painted sheetrock with the buildings exterior walls being brick. The building structure is a mixture of steel frame and poured concrete.

     Approximately 5,000 feet has been added to the third and fourth floor of the building. This was accomplished by enclosing what was formerly open area. As part of the renovation, all new ventilation and air conditioning equipment was installed in the Equinox space. Heat to the upper floors is provided by an oil furnace, burning number 4 oil. This furnace is located in the basement and provides circulated hot water which is circulated to radiators. Heating costs for the Equinox space is billed directly to the tenant. The renovation of the upper floors is in the final stages of construction, with the scheduled September 1 opening date appearing to be reasonable.

================================================================================

                                      -14-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

     We have specifically assumed that the property complies with the Americans With Disabilities Act, and that potentially hazardous materials have not been used in the construction or maintenance of the property. Overall, the improvements are in very good condition. No evidence of structural damage was observed on our inspection of the improvements. Further, we are not aware of any major items of deferred maintenance.

================================================================================

                                      -15-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

Property Classification

     Real property within the five boroughs of New York City is given a tax class designation by the Department of Finance in conformance with the New York State Real Property Tax Law. Each tax classification has a specific tax rate which is established annually. The tax classes are as follows:

     Class I - Includes all primarily residential one, two and three family homes; residential condominiums of three dwelling units or less; residential condominiums of three stories or less that were originally built as condominiums; and certain vacant land zoned for residential use or adjoining improved Class 1 property.

     Class 2 - Includes all other primarily residential properties that are not in Class 1, including cooperatives and all other residential condominiums. This classification does not include hotels, motels or other similar property.

     Class 3 - Includes all utility corporations and special franchise properties, excluding land and certain buildings.

     Class 4 - Includes all other properties, such as stores, warehouses, hotels and vacant land not classified as class 1.

     Class 2 and Class 4 properties are assessed at 45% of full market value.

     Based on these classifications, the subject property is identified as a Class 4 property. According to the Manhattan Assessor's office, the current assessments for the property (Block 1531, Lot 1) are as follows:

                 ==================================================
                                  Transitional AV        Actual AV
                 ==================================================
                 Land               $1,935,000           $1,935,000
                 --------------------------------------------------
                 Building           $1,681,600           $2,250,000
                 --------------------------------------------------
                 Total              $3,616,600           $4,185,000
                 ==================================================


     The current Class 4 tax rate of $10.252 per $100 of assessed valuation represents a decrease of 1.44 percent from the tax rate of the preceding year. From 1990/91 to 1995/96, the tax rates have grown at an average annual compound rate of 0.51 percent.

     Current guidelines in New York City for income producing properties call for real estate to be valued based on an Income Approach and the reported net income, unless the property is a special use, vacant land, or an owner-occupied building. In those cases, the properties are often reassessed at 45 percent of their sale price when sold in an arms length transaction or as a percentage of market value. In instances where the actual value exceeds the target or transitional assessment, the difference in the actual value from the prior year is phased in over a five year cycle. (This takes place in 2 special assessing jurisdictions; New York City and Nassau County) In any case, the taxable assessment is the lower of the two values - actual or transitional.

================================================================================

                                      -16-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Real Property Taxes and Assessments
================================================================================

     We have performed studies of New York City commercial building sales, testing the sales price against the subsequent year's assessed value. Based on our analysis, we have determined that the 45 percent ratio of assessment to fair market value is inconsistently applied for high grade commercial properties. As stated, the 45 percent rule is a guideline and not a strict enforcement.

     The Income Approach to value is the most commonly used assessing technique for commercial properties. This method converts an estimate of a single year's net income to market value through the use of a capitalization rate. This rate is derived from sales of comparable investment properties measuring the ratio between their current income and sales price.

     The subject property has a current taxable assessed value of $3,616,600 for the 1996/97 tax year. This correlates to a fair market value of $8,036,888 as compared to our stated market value estimate of $16,000,000. The current assessment is approximately 50 percent below this value.

     The subject's 1996/97 real estate burden is calculated at $368,805. The subject property's total actual assessment equates to property taxes of $9.93 per square foot of gross building area on a calendar year basis.

     Exhibited on the facing page is a chart of real estate tax comparables, according to the New York City Department of Finance, including the data on the subject property. We researched the comparable taxes of buildings which are of similar size and nature to the subject property. The chart exhibited on the facing page demonstrates a range of real estate taxes of $7.69 to $11.18 per square foot. The subjects tax responsibility falls toward the middle of this range. Therefore, based upon the comparable tax information as well as our experience in appraising similar type properties, we have not accounted for any significant increases in the subjects assessment. Upon full phase-in of the subjects actual assessment, we have increased taxes 4.0 percent per annum.

     It should be noted that the existing leases provide for any increases in taxes over the base occupancy year amounts to be passed-through to each tenant on a pro-rata share basis. As such, there will be no additional real estate tax expense to the landlord through the term of our projection period.

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                                      -17-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                     ZONING
================================================================================

     Map 9A of the zoning resolution of the City of New York indicates that the subject property is located in a C2-8A local service in an R8B general residence zoning districts. The New York City Planning Commission defines these districts as follows:

Local Service Districts

     These districts are design to provide for a wide range of central local services. The C2-8A district permits a maximum as of right floor area ratio
(FAR) that limits the buildings sizes to 10 times the site area for residential and community service buildings and 2 times allot area for commercial buildings. We estimate that approximately 8,355+/- square feet of the subject site lies within the C2-8A district. Therefore the maximum building size as-of-right that could be constructed on this portion of the site is 83,550+/- square feet.

General Residence Districts

     These districts are designed to provide for all types of residential buildings in order to permit a broad range of housing types. The R8B is considered to be 2 mid-block contextual zone which prevents tall "sliver" buildings at mid-block locations. As such, this zone permits a maximum as-of-right floor area ratio (FAR) which limits the building size to four times the site area or six-stories. We estimate that the subject site contains 1,915+/- square feet within the R8B zoning district. Therefore, the maximum building size as-of-right that could be constructed within this zone is 7,660+/- square feet. When this amount is added to the maximum permitted building area contained within the C2-8A zone of 83,550+/- square feet, a maximum as of right building area to the subject site of 91,210+/- square feet results. Based upon the subjects existing above grade gross building area of 44,730+/- square feet, there are approximately 46,480+/- square feet of potential transferable development rights.

     We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming legal use, based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

     We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

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                                      -18-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Site as Though Vacant

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Physically Possible

     The subject site contains approximately 10,270+/- square feet of land, with very good frontage along both Third Avenue and East 85th Street. The size and configuration of the site is felt to provide a suitable land use and/or development potential for a wide variety of possible land uses. Municipal utilities would adequately provide for nearly all uses. Street improvements are also adequate.

Legally Permissible

     The subject's zoning classification permits development of residential, retail, and service related uses. Residential use with ground floor retail are consistent with the overall development of the area.

Financially Feasible

     Several features of the subject property indicate that residential use on the upper floors with ground floor retail use is the highest and best use of the subject site as though vacant. Such a use is supported by the high density residential character of the surrounding area, with strong demand for retail space along Third Avenue.

     Based on the above, we have concluded that the highest and best use of the subject, as vacant, is for residential development built to its maximum potential with ground floor retail use.

Highest and Best Use of Property as Improved

     According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

     The use that should be made of a property as it exists. An existing property should be renovated or retained so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

     Unlike the previous analysis of the subject site as vacant, this analysis considers the subject property as currently improved with an evaluation as to the physical, legal, and financial appropriateness of the existing land use.

================================================================================

                                      -19-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Highest and Best Use
================================================================================

Physical Considerations

     The subject site has been improved with the existing structure since 1914 with the structure receiving two renovations since 1989. Based upon our observation, there are no apparent physical factors such as soil, drainage or other site characteristics that would adversely effect the continued utility and/or existence of the subject improvements.

Legal Considerations

     The subject site, as presently improved, represents a pre-existing legal, non-conforming use.

Financially Feasible

     The use of the subject improvements is considered to contribute in an economic manner to the subject site. Occupancy levels at the subject property are consistent with the surrounding area. We believe that the occupancy within the subject will remain strong in the foreseeable future based upon the credit and viability of the existing tenants. Therefore, based upon the subject's historical performance and the prospect for the future, it is our opinion that the subject property, as presently developed, represents the highest and best use of this site as improved.

     As noted earlier, these are approximately 46,480+/- square feet of excess development rights as part of the subject property. In order for these development rights to have value, there must be a potential receiving site. Conversations with the property's asset manager, Mr. Dale Cooney, as well as our individual research, reveal that there is a potential receiving/development site adjacent north along Third Avenue. However, ownership of this site is reportedly in Chapter 7 Bankruptcy. More significantly, there are 13+/- remaining residential and 5+/- commercial tenants in the exiting buildings. Many of the residential tenants are believed to be rent controlled with the balance being rent stabilized. Rent controlled tenants usually enjoy a significant leasehold advantage and are very costly or impossible to vacate. As such, we feel it is unlikely that this potential receiving development site would be available for development in the foreseeable future.

     With this in mind, we do not feel an investor in the subject property would attribute significant additional value to the transferable development rights. Rather, these rights would likely be viewed as potential upside for the property in the future.

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                                      -20-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          VALUATION PROCESS
================================================================================

     In this appraisal, we have used the Sales Comparison Approach and the Income Approach to develop a market value estimate.

     The Cost Approach was not performed for the following reasons:

     o This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

     o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis, particularly in markets where it is generally perceived that cost exceeds value.

     o The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

     In the Sales Comparison Approach, we performed the following steps:

     o Searched the market for recent building sales within Manhattan and most specifically, on the Upper East Side which contains similar physical and economic characteristics to the subject property.

     o Analyzed differences between those sales and the subject on the basis of the sales price per square foot. Due to the somewhat unique nature of the subject property by virtue of its size and use, we feel the most appropriate comparison may be drawn to commercial/retail condominium sales. Though the upper floors of the subject will be utilized as a health club, the subject shares many similar economic and physical characteristics with the comparable properties which will be presented.

     o Correlated the various value indications into a point value estimate from within the range.

     In developing the Income Approach, we:

     o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for retail uses.

     o Studied the recent history and budget of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

     o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss. Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

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                                      -21-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Valuation Process
================================================================================

     In estimating the final value, we performed the following:

     o Reviewed and re-examined each of the approaches to value which were employed.

     o Considered the type and reliability of the data used and applicability of each approach.

     o    Reconciled the approaches to a final value conclusion.

================================================================================

                                      -22-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  SALES COMPARISON APPROACH
================================================================================

Methodology

     In the Sales Comparison Approach, we estimated the value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales which qualify as arms-length transactions between willing, knowledgeable buyers and sellers, we can identify value and price trends. The basic steps involved in the application of this approach are:

     1. researching recent, relevant property sales and current offerings throughout the competitive area;

     2. selecting and analyzing those properties considered most similar to the subject, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

     3. Identifying sales which include favorable financing and calculate the cash equivalent price;

     4. reducing the sale prices to common units of comparison, such as price per square foot of building area (in this case net rentable area) and net operating income (NOI) per square feet;

     5. making appropriate comparative adjustments to the prices of the comparable properties to relate them to the property appraised; and

     6. interpreting the adjusted sales data and draw a logical value conclusion.

     The subject property is a 4-story, plus basement retail/commercial building which located on the upper east side of Manhattan. The basement, first floor and mezzanine of the building is currently occupied by the Gap, while the second, third and fourth floors are currently in the final stages of construction for a health club use. The building has a net rentable area of 55,000 square feet, and an above grade gross building area of approximately 44,730+/- square feet.

     The subject property is somewhat unique by virtue of its size and use. Surrounding improvements generally consists of ground floor retail uses with residential uses on the upper floors. As such, we have not uncovered any transactions involving retail/commercial buildings which contain certain elements either physical or locational which bare resemblance to the subject property.

     Given the lack of directly comparable transactions, we have examined large retail sales in similar locations. A valid comparison of retail transactions was considered whether the sale includes above or below grade retail area, as well as the size and depth of the local retail market. Grade level retail size leases at higher rental rates at a per square basis when compared to the upper floor or below grade area. This is exemplified by the existing leases in

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                                      -23-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 Sales Comparison Approach
================================================================================

the subject property. As a result, the overall sale price per square foot is reduced. The value of the subject property is heavily influence by the upper floor health club space.

     In analyzing the leased fee estate (or fee simple estate, subject to the existing building tenant leases), the sale prices inherent in the comparables were reduced to those common units of comparison used to analyze improved properties that are generally similar to the subject. The most widely use and market oriented unit of comparison for properties such as the subject is the sale price per square foot. All comparable sales were analyze on this basis. We have also referenced the net operating income per square foot of the comparable sales when the information was available.

     The chart exhibited on the facing page show a wide variety of prices on a unit basis ranging from approximately $259 to $1,069 per square foot. The sales were transacted between April 1993 and January 1996. All the comparables consists of one to three level retail/commercial condominiums within residential buildings. The comparables range in size from a low of 13,100+/- per square feet to a high of 78,000 square feet.

     The prices per square foot are influenced by the differences in construction quality, occupancy levels, character of the tenancy, economics, and location. Nevertheless, it is important to address each property in terms of the conventional sequence of adjustments. Following are those considerations which are relevant to the subject. The first three elements must be considered in advance of applying any other compensating factors to derive value conclusions via the sales price per square foot methodology.

Property Rights Conveyed

     As shown in the summary table, all but one of the comparables are encumbered by leases, therefore, the leased fee estate was conveyed in each of these cases. Comparable Sale No. 5 was vacant at the time of sale, hanced the fee simple estate was conveyed. This building was purchased by Prada, Inc., an Italian designer for their flagship Madison Avenue store. In the final analysis we have made no adjustments for the comparables for differences in property rights conveyed.

Seller Financing/Cash Equivalency

     All of the comparables expected one were sold on a basis of all cash to the seller. Thus, we have made no adjustments to these comparables for seller financing. Comparable Sale No. 1 was sold out of foreclosure through River Bank America Savings Bank with reported market oriented financing. However, we are unable to confirm these terms.

Conditions of Sale

     We identified no special motivational conditions concerning the comparables. Therefore, no adjustments for conditions of sale were warranted.

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                                      -24-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

Other

     Because of the multiple differences inherent in retail properties with respect to quality and design, location, and, in this case economics, not to mention the quality of the tenant base, mathematical adjustments for the reasoning noted above would be extremely difficult, at best. Of the referenced transactions, is obvious that comparable sale No. 5 develops a unit value per square foot which is well above those demonstrated by the remaining sales. This property contains of a retail condominium which was recorded in two transactions. The condominium unit, consisting the basement through the second floor, was transferred for 12.5 million. The third floor was subsequently purchased for an additional 1.5 million. The entire condominium consists of 13,000+/- square feet within the Hampton House, a vacant residential building which is being totally renovated into a luxury condominium building. Madison Avenue is considered to be one of the most desirable and exclusive retail locations in Manhattan. Further, this property is purchase by and owner/user who did not consider the economic space in formulating investment decision.

     In our opinion, comparable Nos. 2, 3 and 4 are most similar to the subject in terms of either size or location. Comparable No. 3 is very similar to the subject in terms of size, while comparable No. 4 contains a multi-level movie theater which could be compared to the upper floor space within the subject property. Comparable Nos. 2, 3 and 4 form a more narrow range of unit values of approximately $277 to $385 per square foot, with a median of $307. After giving consideration to the physical, locational and economic aspects of the subject property as compared to the exhibited comparables we feel a unit value of $290 per square foot of net rentable area is appropriate for the subject property. By applying this unit value to the 55,000 net square rentable feet contained within the subject, a value of $15,950,000 is indicated. The following table demonstrates this calculation.

================================================================================
                       Sales Price Per Square Foot Summary
================================================================================
   Net Rentable Area                  Sales Price                Indicated
   (SF)                               Per                        Value
                                      Square Foot
================================================================================
   55,000                             $290.00                    $15,950,000
================================================================================

Net Income Multiplier Analysis

     In addition to an adjusted price per square foot analysis, we have analyzed the investment parameters of four of the sales to investors. As stated earlier, most income producing properties are purchased based expected income, rather than leaseable area, marketing unit prices a somewhat subjective reflection of investment behavior. In our opinion, a buyers criteria for the purchase of a retail/commercial property is predicated primary on the property's income characteristics. Thus, we have identified a relationship between the operating income and a sale price of the property.

     Isolating these investor transactions reflects the following relationship between net operating income per square foot and sale price.

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                                      -25-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

================================================================================
                                 Summary of NOI
                      Price Per Square Foot and Not Income
                                    Multipler
================================================================================
    Sale No.                 NOUSF              Price/SF            N.I.M.
--------------------------------------------------------------------------------
        1                    $49.40             $424.67              8.60
--------------------------------------------------------------------------------
        2                    $26.92             $277.37             10.29
--------------------------------------------------------------------------------
        4                    $35.90             $384.62             10.72
--------------------------------------------------------------------------------
        6                    $56.89             $605.17             10.63
================================================================================

     With the exception of comparable No. 1 which was purchased out of foreclosure, the sale prices per square foot increase as the productivity (NOI per square foot of net rentable area) of a particular property increases. As will be discussed subsequently in the Income Approach of the report, the subject property is projected to have a fiscal year 1997 net operating income of $26.29 per square foot. This level of income is generally consistent with sales No. 2. However, we have also consider a positive adjustment to account for the existence and eventual potential transference of development rights from the subject property. As such, based upon the presented data we have concluded that a net income multiplier of 11 is appropriate for the subject property.

     Applying a net income multiplier of 11 to the forecast FY 1997 net operating income results in a value for the subject property as follows:

                 1996 NOI                                        $1,445,930
                 N.I.M.                                          11

                 Value based upon N.I.M. Analysis                $15,905,230
                 Rounded                                         $15,900,000

Sales Comparison Approach Conclusion

     The two units of comparison utilized in the sale comparison approach produce very similar value indications for the subject property. The sale price per square foot analysis indicated a value conclusion of $15,950,000, while the net operating income analysis indicates a value of $15,900,000. After considering the strengths of each, we have concluded at a final value estimate to the subject property as indicated by the Sales Comparison Approach, as of August 1, 1996 of $15,900,000. This conclusion equates to $289.09 per square foot of net rentable area.

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                                      -26-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            INCOME APPROACH
================================================================================

Methodology

     The Income Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach is that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated and the most appropriate capitalization method must be selected.

     The two most common methods of converting net income into value are through direct capitalization and a discounted cash flow analysis. In direct capitalization, the net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

     In our opinion the discounted cash flow method is appropriate. The discounted cash flow analysis is generally thought to be the best method for evaluating income producing properties purchased for investment. Forecasted future patterns of income and expenses are modeled to reflect perceived investor expectations. Appraisers make forecasts (not predictions) of future events based upon their understanding of market forces and familiarity with the expectations of typical investors in the property type being appraised.

Potential Gross Income - Existing Leases

     The subject property is 100 percent leased to two tenants. These tenants include The Gap which occupies the basement, first floor and mezzanine, and Equinox which will take occupancy of the second, third and fourth floors in September 1996. The terms of these leases are 20 and 25 years, respectfully, which extends well beyond the projection/holding period of this analysis.

     Despite the long term nature of these leases, we have compared the terms of each lease to current market terms in order to establish their reasonableness. This will be considered in our selection of the appropriate investment parameters which will be applied to the subject property.

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                                      -27-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Following is a summary of the Gap lease.

                              The Gap Lease Summary

         Landlord:                     SKW II Real Estate, LIP
         Tenant:                       The Gap, Inc.

         Space:                        Basement, ground floor, mezzanine
         Size:                         25,000 square feet
         Term:                         20 years, 6 months

                                       11/1/1990 - 5/10/2010

         Rent:                         $1,100,000 (yrs. 1-3) - $44.00/SF
                                       $1,210,000 (yrs. 4-6) - $48.40/SF
                                       $1,331,000 (yrs. 7-9) - $53.24/SF
                                       $1,461,100 (yrs. 10-12) - $58.44/SF
                                       $1,610,510 (yrs. 13-15) $64.42/SF
                                       $1,771,561 (yrs. 16-18) - $70.86/SF
                                       $1,948,717 (yrs. 19 -) - $77.95/SF

         Tenants Obligation:           Tenant pays 52.01% of any increases in
                                       taxes over base occupancy year, utilities are directly metered.

         Landlord Obligation:          Structural repairs, base year real estate
                                       taxes.

     The existing Gap lease commenced in November 1990 and extends for a 20 year, 6 month term through May 10, 2010. The base rent has escalated to $1,210,000 per annum or $48.40 per square foot. This rent escalates 10 percent every three years. This lease also stipulates that the tenant is responsible for
52.01 percent of any increases in real estate taxes over the base occupancy year amount. Utilities are directly metered, with the landlord being responsible for structural repairs and the base year real estate taxes.

     In order to test the reasonableness of this lease as compared to current market terms, we have surveyed the local retail market for comparable leasing activity. The chart exhibited on the facing page demonstrates the results of our findings. The exhibited leases involve comparable retail spaces on the upper east side along Lexington and Third Avenues. Our search for comparable data largely focused on spaces which are similar to the subject in terms of size and multi-level use.

     Comparable lease Nos. 1 through 5 demonstrate a range of unit values of approximately $44 to $95 per square foot. The low end of this range is formed by a sublease to Herman's Sporting Goods in 1994 for a stated rental rate of approximately $44 per square foot. Though Herman's declared bankruptcy, at the inception of this lease Herman's was considered to be a valid tenant. As such, it has been included in our analysis. The upper end of the exhibited

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                                      -28-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
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

                                                            Income Approach
================================================================================

range is formed by a space with a superior Third Avenue location at 60 East 65th Street. In June 1995, Dockers leased approximately 7,200 square feet of ground and basement level space for $95.35 per square foot. This space warrants a significant negative adjustment to account for its smaller size and superior location as compared to the subject. Though it commenced in October 1991, comparable lease No. 1 has been included in our analysis due to its identical layout and use. This lease demonstrates a rental rate of $62 per square foot.

     The terms of these leases range between 15 and 20 years in length, with potential options. Consistent with typical retail leasing structures in Manhattan, the tenant is responsible for a pro-rata share of any increases in real estate taxes over a base year, with utilities being directly metered. Free rent of 6 to 12 months is often conceded by the landlord depending upon the strength of the tenant. Tenant improvement allowances are not common within the market.

     Based upon the exhibited comparable rental data, the existing Gap lease within the subject property is consider to be consistent with current market terms.

     The most significant recent occurrence regarding the subject property is the leasing of the second, third and fourth floor to Equinox 85th Street, Inc. The upper floors contain 30,000 square feet of rentable area and are in the final stages of construction for the intended health club use. Following a period of free rent, the lease is scheduled to commence September 1, 1996. The club is also schedule to open as of this date. Similar to the Gap lease, despite the very recent leasing date and long term nature of this lease, we have compared its terms to current market conditions in order to establish its reasonableness.

     The following is a summary of the Equinox lease:

                              Equinox Lease Summary

         Landlord:                   SKW II Real Estate, LP
         Tenant:                     Equinox 85th Street, Inc.

         Space:                      Second, Third and Fourth Floors
         Size:                       30,000 square feet
         Term:                       25 years

                                     September 1, 1996

         Rent:                       $700,000 (yrs. 1-5)
                                     Rent is schedule to increase 10 percent
                                     every 5 years through the term of the
                                     lease.

         Tenants Obligation:         Tenant pays 48 percent of any
                                     increases in taxes over base occupancy
                                     year amount. Utilities will be paid for by the tenant.

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                                      -29-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

        Landlord Obligation:         Structural repairs, base year real estate
                                     taxes.

        Comments:                    The lease also provided for landlord
                                     contribution towards tenant
                                     improvements amounting to $1,100,000
                                     or $36.67 per square foot.
                                     Conversations with the asset manager
                                     revealed that virtually all of these
                                     monies have been funded as of date of
                                     appraisal. Therefore, this analysis
                                     assumes that a purchaser of the interest being appraised in this analysis will not incur any additional expense associated with the build-out of this space.


     Exhibited on the facing page is a chart which summarizes some of the most recent health club leases in Manhattan. As can be seen, these leases are generally long term in nature ranging from 16 to 20 years in duration. These spaces are relatively large ranging between approximately 20,000 to over 100,000 square feet.

     The exhibited comparables develop a range in rental rates of approximately $15 to $23 per square foot. The lower end of this range is formed by one of the newest and largest health clubs in Manhattan. Its lower rental rate is not only a function of its larger size but also its triple net terms. Comparable lease No. 1 involves a new health club which will be located at 575 Lexington Avenue. The space will primarily be located on the second floor of the building, with a small entrance way at street grade. The landlord conceded 22 months free rent in lieu of any tenant improvement allowance. The base rental rate equates to $23.04 per square foot.

     The Equinox lease terms previously outlined provide for a base rent of $23.33 per square foot, escalating 10 percent every 5 years through the duration of the lease. The tenant is also responsible for any increases in real estate taxes other the base year amount. Utilities are directly metered, with the landlord being responsible for restructural repairs. Based upon the presented comparables, the Equinox lease has been deemed to be consistent with market terms for this space.

     In our analysis of the subject property, we have utilized the contract rental terms which are stipulated in the two existing leases covering the entire subject property.

Reimbursable Expenses

     The existing leases stipulate that the tenants are responsible for all utility expenses either through direct billing or a pass-through from the landlord. Further, each tenant is required to carry a liability insurance policy which covers their space. While the landlord will be responsible

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                                      -30-
                                                                       CUSHMAN &
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                                                            Income Approach
================================================================================

for the base year real estates taxes, any increases above these amounts will be passed-through to each tenant on a pro-rata share basis.

Vacancy and Collection Loss

     Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants potentially vacate, fail to pay rent, or pay their rent late.

     Since the subject property is 100 percent leased to two tenants, the market vacancy rate is not the only issue which must be considered in determining the appropriate vacancy and collection loss factor for the subject property. We have also considered the creditworthiness of both The Gap and Equinox Fitness Center.

     The Gap, Inc. currently operates 1,600 stores under four operating names which include The Gap, Gap Kids, Banana Republic and Old Navy Gap. Headquartered in San Bruno California, the Gap had 1994 sales volume of $3.72 billion. The company also operates in France, Germany, Japan and the United Kingdom, and anticipates opening an additional 100 stores in 1997 and 1998. Overall, the Gap is considered to be a very good credit tenant.

     According to Dun and Bradstreet, Inc., Equinox Fitness Club, Inc. was established in 1991 by Dan Errico and various family members. The company has 100+/- employees and an apparent clear credit history. The company's principle business is physical fitness clubs with training equipment. Equinox has three other locations in Manhattan. The property's asset manager indicated that there was a credit check performed on the tenant prior to the signing of the lease and the Equinox is considered to be a good regional credit tenant.

     Based upon the overall strength the subject's location and a creditworthiness of the existing tenants, we have applied a 5 percent vacancy in collection loss factor to the property's potential gross income.

Operating Expenses

     We have reflected the terms of the existing leases which are consider to be consistent with market terms. Each lease stipulates that utilities will be directly metered or passed through to each of the respective tenants and that any increases in real estate taxes over the base year amounts will also be passed through to the tenant on a pro-rata share basis. As such, the only operating expenses which will be born by the landlord are the base year real estates taxes, an appropriate management fee and reserves for replacement. We have also accounted for a minor additional insurance policy to be carried by the landlord.

Real Estate Taxes

     The Gap is required to reimbursed the landlord for 52.01 percent of any increases in real estate taxes over the 1990/91 tax year. Similarly, Equinox is required to reimburse the landlord in the amount of 48 percent of any increase in the real estate taxes over 1995/96 tax amount.

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                                                            Income Approach
================================================================================

These terms have been reflected within our analysis. For a complete discussion of the property's real estate taxes, please refer to the Real Property Taxes and Assessment section of the report.

Insurance

     Although the specific leasee is required to take out a liability policy, the landlord should also carry additional insurance. We have forecasted that stabilized insurance expense will be $0.20 per square foot of gross leaseable area. We have based this expense on rates quoted by insurance brokers, a review of the budgeted amount for this expense, as well as our experience in appraising similar type commercial properties. Base upon the buildings 55,000+/- feet of rentable area, this expense equates to $1 1,000.

Management Fee

     The typical management fee for managing property such as this is 2.0 to 5.0 percent effective rental income. This fee includes collection, supervision and budget preparation and reflects the need for professional management to maximum collections. Management of a two tenant retail building subject to a semi-net lease is fairly low due to the limited responsibilities of the landlord. We have estimated that the management fee expense is 2.0 percent of effective gross income. This expense also accounts for the necessary financial reporting.

Miscellaneous

     This catch all expense category is intended to provide for minor unforeseen expenses which will be incurred in the operation of the property. We have accounted for a miscellaneous expense of $5,500 or $0.10 per square foot of rentable area.

Reserves for Replacement

     It is customary and prudent to deduct an annual sum from effective gross revenues to establish a reserve for replacing short-lived items throughout the property. These costs may include roof repair, HVAC systems, etc. This is a theoretical charge to reflect replacement of these items on a regular basis or reserve for costs upon the tenant vacating. The property represents a newly renovated building. As such, structure repairs will be minimal during the near term. Our forecast of $0.10 per square foot of building area is a reasonable reserve amount to cover the cost of maintaining the building's roof, the mechanical systems considering the age and condition of the building. Based upon the building's 55,000+/- square feet of rentable area, this expense equates to $5,500 per annum.

Discounted Cash Flow Analysis

     An electronic spreadsheet program was used to model future income and expenses. Our discounted cash flow analysis is presented on a subsequent page. In formulating this model, the following assumptions were used:

     1. The pro forma is based on a ten-year holding period, beginning August 1, 1996 (fiscal year analysis).

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                                                            Income Approach
================================================================================

     2. All revenue items have been entered based upon the existing lease terms.

     3. General insurance and miscellaneous expenses were estimated to increase at the assumed general inflation rate of 3.5 percent.

     4. The reversion estimate was based on a resale in the tenth year of the analysis period. It was formulated by applying a 10.0 percent overall rate to the eleventh year NOI and subtracting a 4 percent selling cost.

     5. The net cash flows and net reversion were discounted to net present value using an equity yield (discount) rate of 11.50 percent, as derived below.

     Terminal Capitalization Rate Selection

     A terminal overall capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. The rate is applied to the eleventh year estimate of net operating income. We estimated an appropriate terminal rate based on indicated rates in today's market. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including a possible deterioration in market conditions for the property. Investors typically add 50 to 150 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys.

     Discount Rate Analysis

     In our valuation we endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at reversion to a present value at an internal rate of return (yield rates) currently required by investors for similar-quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimate of net present value.

     Cushman & Wakefield Valuation Advisory Services surveyed national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents.


                            CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES
                WINTER 1995 NATIONAL INVESTOR SURVEY FOR RETAIL CENTERS OTHER THAN MALLS
=======================================================================================================
                                                                INCOME       EXPENSE
               GOING IN         TERMINAL         IRR            GROWTH        GROWTH
            =============================================================================   Projection
             LOW     HIGH     LOW    HIGH    LOW    HIGH     LOW     HIGH    LOW     HIGH     Period
=======================================================================================================
  Mean       9.19    9.79    9.63   10.27   11.69   12.44    3.02    3.60    3.58    3.65       10
-------------------------------------------------------------------------------------------------------
  Range      8.50    11.0    9.00    11.5    10.0    14.0    0.00    4.00    3.00    4.50       10
-------------------------------------------------------------------------------------------------------
  Mode       9.50    9.50    10.0   10.00    11.5    12.5    3.00    4.00    4.00    4.00       10
-------------------------------------------------------------------------------------------------------
  No. of
 Responses    13      13      14      14      13      13      13      13      13      13
=======================================================================================================

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                                                            Income Approach
================================================================================

     The preceding table summarizes the investment parameters of some of the most prominent investors currently acquiring high-grade retail properties in the United States. The entire survey is included in the Addenda to this report.

     The Winter 1995 Cushman & Wakefield survey found going-in capitalization rates for retail centers (other than malls) at 8.5 to 11.0 percent. The low mean was 9.19 percent while the high mean was 9.79 percent. Terminal capitalization rates ranged from 9.0 to 11.5 percent.

     The low mean was 9.63 percent while the high mean was 10.27 percent. Internal rates of return (IRR) ranged from 10.0 to 14.0 percent with a low mean of 11.69 percent and a high mean of 12.44 percent. On average, both income and expense growth rates are 4 percent or lower, reflecting low inflation expectations.

     According to the 1996 Appraiser News, a publication of the Appraisal Institute, as of the first quarter 1996 investors in retail properties as reported by Peter F. Korpacz Associates, Inc. are seeking "free & clear" equity capitalization rates (OARs), yield rates (IRRs) and residual capitalization rates which are as follows:

================================================================================
                           NATIONAL MARKET INDICATORS
                               FIRST QUARTER 1996
================================================================================
         Key Indicators                     National Strip Shopping Center
                                       ---------------------------------------
                                            Range                   Average
================================================================================
     Free & Clear Equity IRR            10.00% -14.00%               11.70%
--------------------------------------------------------------------------------
     Change From Prior Qtr.                  --                       -2
--------------------------------------------------------------------------------
     Free & Clear
     Equity Cap Rate                    8.25% -13.00%                 9.87%
--------------------------------------------------------------------------------
     Change From Prior Qtr.                  --                        +13
--------------------------------------------------------------------------------
     Residual Cap Rate                  8.25% -13.50%                10.10%
--------------------------------------------------------------------------------
     Change From Prior Qtr.                  --                        +12
================================================================================
     Source: Appraiser News, 1995
================================================================================

     Capitalization and yield rates reported in these surveys are generally higher for smaller scale projects in more localized areas which are not considered investment grade by the respondents. The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the risk to lease-up the property and the strength of the market during a lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy; investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market and the supply and demand for the property type within the market; and the effective age of the property.

     The investors' Internal Rates of Return cited in the surveys were between
10.0 and 14.0 percent while the OAR is cited were between 8.0 and 11.0 percent for retail properties. The subject property has a very good and visible location along Third Avenue which is considered to be one of the more stable retail locales on the Upper East side. The property is leased to a

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                                                            Income Approach
================================================================================

very good national tenant as well as a regional tenant which is considered to have overall good creditworthiness.

     Finally, determining the appropriate investment parameters to apply to the subject property, we have considered to previously presented comparable sales which demonstrate a range in overall rates of 9.25 to 9.71 percent. These comparable sales involve commercial retail condominiums which offer the most direct comparison to the subject property, given the lack of comparable building sale activity. The issue of the subject transferable development rights was discussed earlier in the report. We stated that we did not believe these development rights are readily marketable given the status of the potential receiving cite to the north. However, it would be unrealistic to assume that the existence of these excess development rights do not enhance the current market value of the subject property. We feel an investor in the subject property would view the excess development rights as potential upside for the property in the future which would appropriately be reflected in the Capitalization rate.

     Based upon the above, it is our opinion that an investor would require a discount rate in the range of 11.25 to 11.75 percent with a terminal capitalization rate ranging from 9.75 to 10.25 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value from 11.25 to 11.75 percent at 25 basis point intervals. Discounting these cash flows over the range of yields and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix for the subject property is presented below.

================================================================================
                                Valuation Matrix
                             1511-1515 Third Avenue
                                     ($000)
================================================================================
                          Terminal Capitalization Rates
================================================================================
          IRR               9.75%             10.00%             10.25%
================================================================================
         11.25%          $16.455,000       $16,282,000        $16,117,000
--------------------------------------------------------------------------------
         11.50%          $16,197,000       $16,028,000        $15,867,000
--------------------------------------------------------------------------------
         11.75%          $15,945,000       $15,780,000        $15,622,000
================================================================================



     The value of the subject property varies with the discount rates and range of terminal capitalization rates from approximately $15,600,000 to $16,450,000, as rounded. Giving consideration to all of the characteristics of the subject property previously discussed, we believe that a prudent investor would require a yield which falls near the middle of the market range outlined above for this property.

     In view of the analysis presented, it is our opinion that the discounted cash flow analysis indicates a market value of $16,000,000, as rounded, for the subject property. The indices of investment generated through this indication of value are presented as follows.

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                                                            Income Approach
================================================================================

================================================================================
                             1511-1515 Third Avenue
                               New York, New York
================================================================================
                 Terminal Capitalization Rate              10.0%
--------------------------------------------------------------------------------
                        Equity Yield                      11.50%
--------------------------------------------------------------------------------
                      Price/SF of NRA                    $290.91
================================================================================

     In the final analysis, it is our opinion that the value of the leased fee estate in the land and improvements by the discounted cash flow analysis is $16,000,000.

     This value estimate produces an actual going-in capitalization rate of 9.04 percent, based upon the annualized net operating income as of the date of value. It is noted that the going-in rate is approximately 100 basis points lower than the terminal rate. The overall capitalization rate is within the range generally required by investors as noted in the Cushman & Wakefield Investor Survey (8.5 to 11.0 percent).

Income Approach Conclusion

     The value by the discounted cash flow is $16,000,000 which is equivalent to an implicit overall rate of 9.04 percent. The discounted cash flow analysis is appropriate for the investor/purchaser buying properties with the potential for growth over the holding period. As a result, it is our opinion that the market value of the subject property by the Income Approach, as of August 1, 1996 is equal to $16,000,000.

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                                 RECONCILIATION AND FINAL ESTIMATE OF VALUE
================================================================================

     We have considered all of the traditional approaches to estimating market value of commercial real estate in our analysis. Two of the three traditional approaches were utilized, indicating the following values for the subject property.

         Sales Comparison Approach                           $15,900,000

         Income Approach                                     $16,000,000

     The Cost Approach has not been utilized in this report. The Cost Approach requires an estimation of the cost to reproduce or replace the existing improvements of the property. From this cost new of improvements accrued depreciation from physical, functional and economic sources is deducted to arrive at a cost less depreciation. The estimated land value is then added to arrive at total value. The Cost Approach was not utilized in this report due to the lack of available data to estimate the site's land value. In addition, we know of few investors who utilize replacement cost as the basis for their investment decisions.

     The Sales Comparison Approach consists of the collection and analysis of data relevant to actual sales of properties deemed comparable to the subject property. Properties which have been sold are compared to the property under appraisal and adjustments to the sale prices are made based on differences between the subject property and the comparable sales. Adjustments are typically made for location, date of sale, building size, quality of construction and other relevant characteristics.

     The Income Approach converts anticipated future cash flows into a present value estimate. This method is based on the premise that the motivation for a property purchase is a function of the anticipation of future benefits to be gained from the investment. The potential purchaser, in essence, will trade the purchase price of the property for a projected income stream to be received in the future. Conversion of the anticipated cash flow into a value indication commonly occurs in the form of discounted cash flow analysis or application of a single capitalization rate to a stabilized income estimate.

     These three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that the purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

     It is the Income Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly

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                                    Reconciliation and Final Value Estimate
================================================================================

employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

     There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit priced indicators. Comparison at one dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

     In light of the above, we are of the opinion that the market value of the leased fee estate in the property, as of August 1, 1996, was:

                             SIXTEEN MILLION DOLLARS
                                   $16,000,000

Marketing Time

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time occurs subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

     We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, our value conclusions represent a price achievable within one year's marketing time on the open market.

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                                        ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

     1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

     2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

     3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

     4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

     5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================

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                                        Assumptions and Limiting Conditions
================================================================================

     6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

     7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components

     8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

     9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

     10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

     11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

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                                                                       CUSHMAN &
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

                                                 CERTIFICATION OF APPRAISAL
================================================================================

     We certify that, to the best of our knowledge and belief:

     1. Robert S. Nardella inspected the property and prepared the report. Travis W. Walsh, MAI, CRE, did not inspect the property, but has reviewed and approved the report.

     2.   The statements of fact contained in this report are true and correct.

     3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

     4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

     5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

     6. No one provided significant professional assistance to the persons signing this report.

     7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

     8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     9. As of the date of this report, Travis W. Walsh, MAI, CRE has completed the requirements of the continuing education program of the Appraisal Institute.


          /s/  Robert S. Nardella                 /s/ Travis W. Walsh
          Robert S. Nardella                      Travis W. Walsh, MAI, CRE
          Director                                Director
          Valuation Advisory Services             Valuation Advisory Services

================================================================================

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                                                                       CUSHMAN &
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

                                                                     ADDENDA
================================================================================

                            COMPARABLE SALE ABSTRACTS

                        PROJECT ASSUMPTIONS AND ANALYSIS

                       CUSHMAN & WAKEFIELD INVESTOR SURVEY

                          QUALIFICATIONS OF APPRAISERS


================================================================================

                                                      STRIP COMMERCIAL SALE
================================================================================

     I-1

     Shopping Center Name:                        Parc Vendome

     Location:                                    340-350 West 57th Street
                                                  (Between 8th & 9th Avenues)
                                                  New York, New York, NY

     Parcel Number:                               Block 1047, Lots 1001-1008

     Grantor:                                     Parc Vendome Realty Holding
                                                  c/o River Bank Savings Bank

     Grantee:                                     Vendome Commercial LLC

     Date of Sale:                                01/02/96

     Recording Data:                              Deed Book 2277, Page 0796

     Physical Description:

       Gross Building Area:                       15,000 Square Feet
       Year Built:                                1993
       Parking:                                   None
       Ouality:                                   Good
       Construction:                              Brick and Concrete
       Zoning:                                    C64

     Sale Price:                                  $6,370,000

     Sale Price/Square Foot (GSF):                $424.67

     COMMENTS:

       This 15 tenant retail condominium consists of street level and basement space within the 18-story Parc Vendome complex. This property was sold out of foreclosure through River
       Bank America Savings Bank.

     Confirmation Data:

       Date:                                      06/24/96
       By:                                        APPRAISER
       With:                                      C&W


NYC4-2851

                                                      STRIP COMMERCIAL SALE
================================================================================

     I-2

     Location:                                    420 Fifth Avenue
                                                  Btwn West 37th & 38th Streets
                                                  New York, New York, NY

     Parcel Number:                               Block 839, Lot 1001, 1006,
                                                  1008-12

     Grantor:                                     Hammerson Properties
                                                  c/o Tim Vetrero

     Grantee:                                     Secured Properties Investors,
                                                  XIII, c/o Jamestown-S. Zoukis

     Date of Sale:                                07/05/95

     Recording Data:                              Deed Book 2221, Page 1342

     Physical Description:

      Gross Building Area:                        50,475 Square Feet
      Gross Leasable Area:                        50,475 Square Feet
      Year Built:                                 1990
      Parking:                                    None
      Quality:                                    Excellent
      Construction:                               28-story office building
      Zoning:                                     C5-3, Restricted Central Comm
      Major Tenants:                              Comp USA and Au Bon Pain

     Sale Price:                                  $14,000,000

     Terms of Sale:                               All cash to seller

     Occupancy at Sale:                           100 %

     Economic Indicators:

      Gross Annual Income:                        $2,091,969
      Less: Operating Expenses:                   $732,969
      Net Operating Income:                       $1,359,000

     Appraisal Indicators:

      Gross Income Multiplier:                    10.30
      Overall Rate WAR):                          9.71%

     Sale Price/Square Foot (GSF):                $277.37

     Sale Price/Square Foot (GLA):                $277.37

             COMMENTS:

               This is a retail condominium with street level, second

                                                      STRIP COMMERCIAL SALE
================================================================================

     I-2 Continued

               floor and basement space within a 28-story, 609,000 square foot Class A office building. The retail space is 100 percent leased to Comp USA (46,250 SF) as their Now York flagship store and Au Bon Pain (4,225 SF).

               Comp USA leases 10,235 SF on the ground floor, 12,065 SF on the second floor and 23,950 SF of basement space for a total of 46,250 SF. This 15-year gross lease expires in April, 2009 and has 3 renewal options with an initial rent of $1,850,000 per annum with 12.6% increases every 5 years. The 3 renewal rental rates would be $2.95 million, $3.32 million, and $4.74 million per annum respectively.

               Au Bon Pain leases 2,644 SF on the ground and 1,581 SF in the basement for a total of 4,225 SF. This 15-year gross lease expires in May, 2009 and has no renewal options. The initial rent is $241,969 per annum with annual CPI bumps or 3 percent whichever is higher with no cap,

             Confirmation Data:

               Date:                                     12/07/95
               By:                                       APPRAISER
               With:                                     C&W

NYC4-2653

                                                        STORE BUILDING SALE
================================================================================

     I-3

     Building Name:                               The Alexandra

     Location:                                    201 West 72nd Street
                                                  N/E/C Columbus Avenue
                                                  New York, New York, NY

     Parcel Number:                               Block 1164, Lot 1001

     Grantor:                                     Broadway 172nd Assocs
                                                  c/o Stanley Stahl

     Grantee:                                     Broadway 72nd Assocs. II, LLC
                                                  c/o Peter L. Malkin

     Date of Sale:                                07/26/95

     Recording Data:                              Deed Book 2227, Page 1477

     Recording Date:                              07/26/95

     Physical Description:

       Net Rentable Area:                         25,000 Square Feet
       Year Built:                                Circa 1960
       Quality:                                   Average
       Construction:                              Concrete and masonry
       Zoning:                                    Commercial
       Major Tenants:                             HMV Records

     Sale Price:                                  $6,475,000

     Terms of Sale:                               All cash to seller

     Sale Price/Square Foot (RSF):                $259.00

     COMMENTS:

       The retail space is located on the ground floor and basement of The Alexandra, a luxury residential condominium. The entire commercial condominum is occupied by HMV Records.

     Confirmation Data:

       Date:                                      04/01/96
       By:                                        APPRAISER
       With:                                      C&W

NYC4-2789

                                                      STRIP COMMERCIAL SALE
================================================================================

     I-4

     Shopping Center Name:                        Park Avenue Court

     Location:                                    1280-1288 Lexington Avenue
                                                  Btwn East 86th & 87th Streets
                                                  New York, New York, NY

     Parcel Number:                               Block 1515, Lot 1102 & 1103

     Grantor:                                     86th Street LP c/o Dai-Ichi
                                                  Kangyo Bank Ltd/World Trade Cr

     Grantee:                                     120 East 87th Corp c/o Alaskan
                                                  Common Fund, L&B Realty Group

     Date of Sale:                                02/28/95

     Recording Data:                              Deed Book 2187, Page 2029

     Recording Date:                              03/03/95

     Physical Description:

       Gross Building Area:                       78,000 Square Feet
       Gross Leasable Area:                       78,000 Square Feet
       Year Built:                                1971
       Parking:                                   None
       Quality:                                   Good
       Construction:                              12-story post-war condo
       Zoning:                                    Cl-8X, Local Retail District
       Major Tenants:                             Odeon Movie Theater, Curtains
                                                  & Home (bankrupt), HMV Records

     Sale Price:                                  $30,000,000

     Terms of Sale:                               All cash to seller

     Occupancy at Sale:                           100%

     Economic Indicators:

       Net Operating Income:                      $2,800,000            Estimate

     Appraisal Indicators:

       Overall Rate (OAR):                        9.25%

     Sale Price/Square Foot (GSF):                $384.62

     Sale Price/Square Foot (GLA):                $384.62

                                                      STRIP COMMERCIAL SALE
================================================================================

     I-4 (Continued)

             COMMENTS:

               This is a street level retail condominium with second floor and basement space and a multi-level movie theater (708 seats) in a converted 12-story luxury condominium building with 240 residential units. The building was converted to a residential use and was formerly a Gimbel's department store.

               The commercial condominium was controlled by a bank group including Dai-Ichi Kangyo Bank, Daiwa Bank and First Chicago Bank. The property was marketed and under contract for an extended period.

               Curtains & Home which only occupied second floor space, was in bankruptcy at the time of contract. The representatvies of the seller indicated that the overall rate was below 9.5% and approaching 9.0% depending on the analysis of the Curtains & Home space.

             Confirmation Data:

              Date:                                     05/24/95
              By:                                       APPRAISER
              With:                                     C&W

NYC4-2379

                                                      STRIP COMMERCIAL SALE
================================================================================

     I-5

     Shopping Center Name:                             Hampton House

     Location:                                         28 East 70th Street
                                                       S/E/C Madison Avenue
                                                       New York, New York, NY

     Parcel Number:                                    Block 1384, Lot 1001

     Grantor:                                          Millennium Partners

     Grantee:                                          Prada of Mila, Inc.

     Date of Sale:                                     03/01/96

     Physical Description:

       Land Area:                                      5,000 Square Feet
       Gross Building Area:                            13,100 Square Feet
       Gross Leasable Area:                            13,100 Square Feet
       Year Built:                                     1994
       Parking:                                        None
       Quality:                                        Good
       Construction:                                   Brick & Concrete
       Major Tenants:                                  Prada

     Sale Price:                                       $14,000,000

     Terms of Sale:                                    All cash to seller

     Sale Price/Square Foot (GSF):                     $1,069

     Sale Price/Square Foot (GLA):                     $1,069

     COMMENTS:

       This retail condominium was purchased by an owner/user. The retail space includes the basement through the 3rd floor within a vacant residential building which is being totally renovated.

     Confirmation Data:

       Date:                                           06/01/96
       By:                                             SELLER
       With:                                           C&W

NYC4-2852

                                                      STRIP COMMERCIAL SALE
================================================================================

     I-6

     Shopping Center Name:                        The Boulevard

     Location:                                    2361-79 Broadway
                                                  N/W/C West 86th Street
                                                  New York, New York, NY

     Parcel Number:                               Block 1234, Lot 1001

     Grantor:                                     Broadway 86th Street Assoc c/o
                                                  Ian Bruce Eichner & Citibank

     Grantee:                                     Boulevard West, LP c/o
                                                  Janet Shi/Dragen Industries

     Date of Sale:                                04/28/93

     Recording Data:                              Deed Book 1966, Page 2283

     Recording Date:                              05/03/93

     Physical Description:

       Gross Building Area:                       27,265 Square Feet
       Gross Leasable Area:                       27,265 Square Feet
       Year Built:                                1986
       Parking:                                   None
       Quality:                                   Excellent
       Construction:                              22-sty rental/co-op apartments
       Zoning:                                    C4-6A, General Commercial Dist
       Major Tenants:                             The Gap, Chemical Bank,
                                                  Gristede's and medical office

     Sale Price:                                  $16,500,000

     Terms of Sale:                               All cash to seller

     Occupancy at Sale:                           100%

     Economic Indicators:

       Net Operating Income:                      $1,551,000              Actual

     Appraisal Indicators:

       Overall Rate (OAR):                        9.40%

     Sale Price/Square Foot (GSF):                $605.17

     Sale Price/Square Foot (GLA):                $605.17

                                                      STRIP COMMERCIAL SALE
================================================================================

     I-6 (Continued)

             COMMENTS:

               This is a street level retail condominium in a new 22-story rental/co-op apartment building with 220 units. The developer, Bruce Eichner, constructed the building as a cond-op. Few of the residential units were sold and Citibank, N.A. took control of the property. The retail unit also includes frontage along West 87th Street that was occupied as medical offices.

             Confirmation Data:
                Date:                                      05/15/93
                By:                                        APPRAISER
                With:                                      C&W

NYC4-1083

                             1511-1515 THIRD AVENUE
                            PROJECT DESIGNATOR: 1511
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS

                                  8/9/96 @ 9:26

BUILDING PROLODGUE
------------------


LEASEHOLD ANALYSIS OF 1511-1515 THIRD AVENUE BEGINNING 8/1995
FOR 15 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
-------------

GLA
+100.0% OF GAPA+100.0% OF EQUT

GAPA
+100.0% OF BSMT+100.0% OF 1&MZ

EQU1
1995 VALUE -      25,000
THEREAFTER - CONSTANT

EQU2
1995 VALUE -       5,000
THEREAFTER - CONSTANT

EQUT
+100.0% OF EQU1+100.0% OF EQU2

BSMT
1995 VALUE -      10,270
THEREAFTER - CONSTANT

I&MZ
1995 VALUE -      14,720
THEREAFTER - CONSTANT

GROWTH RATES
------------


CPIG
1995 VALUE -        3.50
THEREAFTER - CONSTANT

EXPG
1995 VALUE -        3.50
THEREAFTER - CONSTANT

TAXG
1995 VALUE -        4.00
THEREAFTER - CONSTANT

RNTG

1995 VALUE -         3.50
THEREAFTER - CONSTANT

MARKET RATES
------------

GNDR
1995 VALUE -        40.00
1996 VALUE -        40.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

UPPR
199S VALUE -        25.00
1996 VALUE -        25.00
THEREAFTER - GROWING AT  GROWTH RATE RNTG

RESR
1995 VALUE -         0.10
1996 VALUE -         0.10
THEREAFTER - GROWING AT  GROWTH RATE CPI~G

INSR
1995 VALUE -         0.20
1996 VALUE -         0.20
THEREAFTER - GROWING AT  GROWTH RATE CPIG

MICR
1995 VALUE -         0.10
1996 VALUE -         0.10
THEREAFTER - GROWING AT GROWTH RATE CPIG

MISCELLANEOUS INCOMES
---------------------

NONE

EXPENSES
--------

REAL ESTATE TAXES, REFERRED TO AS RETX
CHARGED AGAINST NET OPERATING INCOME

1995 VALUE -       1.00
1996 VALUE -    368,805
1997 VALUE -    360,948
1998 VALUE -    401,560
1999 VALUE -    422,704
2000 VALUE -    444,392
2001 VALUE -    464,481
2002 VALUE -    483,061
2003 VALUE -    502,383

                                                                          PACE 3

2004 VALUE -     522,476
2005 VALUE -     543,378
2006 VALUE -     565,113
2007 VALUE -     587,717
THEREAFTER - GROWING AT GROWTH RATE TAXG

INSURANCE           , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
MARKET RATE INSR MULTIPLIED BY AREA MEASURE GLA

MISCELLANEOUS       , REFERRED TO AS MISC
CHARGED AGAINST NET OPERATING INCOME
MARKET RATE MICR MULTIPLIED BY AREA MEASURE GLA

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1995 VALUE -         5.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
NOT PASSED THROUGH TO TENANTS
1995 VALUE -         2.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 -   0.000% OF TOTAL RENT

STANDARD METHOD #2 -   0.000% OF TOTAL RENT

STANDARD METHOD #3 -   0.000% OF TOTAL RENT

STANDARD METHOD #4 -   0.000% OF TOTAL RENT

STANDARD METHOD #5 -   0.000% OF TOTAL RENT

COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION
----------------------

NONE

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE

CAPITAL EXPENDITURES
--------------------

CAPITAL RESERVES
MARKET RATE RESR MULTIPLIED BY AREA MEASURE GLA

PRIMARY CLASSIFICATION CODES
----------------------------

NONE

SECONDARY CLASSIFICATION CODES
------------------------------

NONE

COST CENTERS
------------

NONE

SALES VOLUME PROFILE
--------------------

           PERCENT OF        RELATIVE
MONTH     ANNUAL SALES        VOLUME
          ------------       --------
JAN            8.33%            1.00
FEB            8.33%            1.00
MAR            8.33%            1.00
APR            8.33%            1.00
MAY            8.33%            1.00
JUN            8.33%            1.00
JUL            8.33%            1.00
AUG            8.33%            1.00
SEP            8.33%            1.00
OCT            8.33%            1.00
N0V            8.33%            1.00
DEC            8.33%            1.00
              -------         -------
TOTALS        100.00%          12.00

GLOBAL  RECOVERIES
-----------------

NONE

TENANT PROLOGUE
---------------

MINIMUM RENTS:

SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY

RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

OFFICES-URBAN, CLASS A

                                                                                                                             Projec-
                                                                                                                              tion
                   Going In Cap Rate      Tenninal Cap Rate           IRR              Income Growth        Expense Growth    Period
====================================================================================================================================
                     Low       High        Low       High       Low        High         Low     High         Low     High     Years
------------------------------------------------------------------------------------------------------------------------------------
                   10.00%    l0.50%       10.00%    10.00%      12.00%    13.00%       3.00%    3.00%       4.00%    4.00%      10
                    9.50%     9.75%        9.75%    10.00%      11.75%    12.25%       3.00%    3.50%       3.50%    3.50%      10
                    9.00%     9.00%        9.00%     9.00%      12.00%    12.00%       0.00%   10.00%       4.00%    4.00%      10
                    8.00%    10.00%        9.00%    11.00%      10.00%    13.00%       0.00%    4.00%       4.00%    4.00%      10
                    8.00%    10.00%        9.00%     9.00%      11.00%    13.00%       4.00%    5.00%       4.00%    4.00%      10
                    7.50%     9.00%        8.00%     9.50%      10.50%    11.50%       2.00%    3.50%       3.50%    3.50%      10
                    9.00%    10.00%       10.00%    11.00%      11.00%    13.00%       4.00%    4.00%       4.00%    4.00%      10
                    9.50%    10.00%       10.00%    10.50%      11.40%    11.70%       3.00%    4.00%       3.50%    4.50%      10
                   12.00%    12.00%       10.00%    10.00%      15.00%    15.00%       3.00%    4.00%       2.00%    4.00%       5
                   12.00%    12.00%       12.00%    12.00%      14.00%    14.00%       3.00%    3.00%       3.00%    3.00%      10
                    8.50%     9.00%        9.00%     9.50%      12.00%    12.50%       2.00%    3.00%       2.00%    3.00%      10
                    9.50%    10.00%       10.00%    11.00%      12.00%    13.00%       3.00%    3.00%       3.00%    3.00%      10
                                           8.00%    9.00%

                   10.00%    10.00%       10.00%    10.00%      12.50%    12.50%       2.00%    3.00%       3.00%    3.00%      10
                    7.00%     8.00%        9.00%     9.00%      11.00%    11.00%       6.00%    6.00%       4.00%    4.00%      10
                    8.00%     9.00%        9.00%    10.00%      11.00%    12.00%       3.00%    3.00%       3.00%    3.00%      10
                    9.00%     9.25%       10.00%    10.25%      12.00%    12.00%       4.00%    4.00%       4.00%    4.00%      10
==========================================================================================================================
No. ot Responses     16        16           17        17          16        16          16       16          16       16
Average             9.16%     9.84%        9.51%    10.04%      11.82%    12.59%       2.81%    4.13%       3.41%    3.66
==========================================================================================================================

OFFICES-SUBURBAN

                                                                                                                             Projec-
                                                                                                                              tion
                   Going In Cap Rate      Tenninal Cap Rate           IRR              Income Growth        Expense Growth    Period
====================================================================================================================================
                     Low       High        Low       High       Low        High         Low     High         Low     High     Years
------------------------------------------------------------------------------------------------------------------------------------
                   9.50%      11.00%      9.00%     10.50%      14.00%    14.00%       3.25%    3.25%       4.00%    4.00%       5
                   9.00%       9.00%      9.00%      9.50%      11.00%    11.00%       5.00%    5.00%       4.00%    4.00%      10
                   9.00%      10.00%      9.50%     10.00%      11.50%    12.50%                            3.50%    3.50%      10
                   9.50%       9.75%      9.75%     10.00%      11.75%    12.25%       3.50%    4.00%       3.50%    3.50%      10
                   9.00%       9.00%      9.00%      9.00%      12.00%    12.00%       4.00%   15.00%       4.00%    4.00%      10
                   9.00%      11.00%      9.75%     12.00%      11.00%    14.00%       0.00%    4.00%       4.00%    4.00%      10
                   9.00%      10.50%      9.50%     11.00%      11.50%    12.00%       2.00%    3.50%       3.50%    3.50%      10
                   8.00%       9.50%      9.00%     10.50%      11.00%    12.00%       4.00%    4.00%       4.00%    4.00%      10
                   9.50%       9.75%      9.75%     10.50%      11.40%    11.70%       3.00%    4.00%       3.50%    4.50%      10
                  12.00%      12.00%     10.00%     10.00%      15.00%    15.00%       3.00%    4.00%       2.00%    4.00%       5
                  10.00%      10.00%     10.00%     10.00%      12.00%    12.00%       4.00%    4.00%       3.00%    3.00%      10
                   8.50%       9.00%      9.00%      9.50%      12.00%    12.50%       3.00%    5.00%       3.00%    4.00%      10
                   9.00%      10.00%      9.50%     10.50%      12.00%    12.50%       3.00%    3.00%       3.00%    3.00%      10
                                          9.00%      9.00%
                  10.50%      10.50%     10.50%     10.50%      12.50%    12.50%       2.00%    3.00%       3.00%    3.00%      10
                   9.00%      10.00%      9.00%      9.00%      15.00%    15.50%       5.00%    5.00%       3.00%    3.00%      5-7
                   9.00%       9.00%      9.00%      9.00%      11.25%    11.25%       5.00%    5.00%       4.00%    4.00%      10
                   8.00%       9.00%      9.00%     10.00%      11.00%    12.00%       3.00%    3.00%       3.00%    3.00%      10
                   9.00%       9.25%     10.00%     10.25%      12.00%    12.00%       4.00%    4.00%       4.00%    4.00%      10
==========================================================================================================================
No. of Responses    18         18          19         19          18       18           17       17          18       18
Average            9.25%       9.90%      9.43%     10.04%      12.11%    12.59%       3.34%    4.63%       3.44%    3.67%
==========================================================================================================================

INDUSTRIAL

                                                                                                                             Projec-
                                                                                                                              tion
                   Going In Cap Rate      Tenninal Cap Rate           IRR              Income Growth        Expense Growth    Period
====================================================================================================================================
                     Low       High        Low       High       Low        High         Low     High         Low     High     Years
------------------------------------------------------------------------------------------------------------------------------------
                   9.00%       9.00%       9.50%     9.50%      11.50%    11.50%       4.00%   4.00%        4.00%    4.00%      10
                   8.50%      10.00%       9.50%    10.00%      11.50%    12.50%                            3.50%    3.50%      10
                   9.00%       9.25%       9.50%     9.75%      11.50%    11.75%       3.50%   4.00%        3.50%    3.50%      10
                   9.00%       9.00%       9.50%     9.50%      11.50%    11.50%       2.00%   8.00%        4.00%    4.00%      10
                   9.00%      10.00%       9.75%    12.00%      10.00%    13.00%       2.00%   4.00%        4.00%    4.00%      10
                   9.00%      10.00%      10.00%    11.00%      11.50%    12.50%       4.00%   4.00%        4.00%    4.00%      10
                   9.00%       9.50%       9.50%     9.75%      11.20%    11.50%       3.00%   3.50%        3.50%    4.00%      10
                  12.00%      12.00%      10.00%    10.00%      14.00%    14.00%       2.00%   3.00%                             3
                   8.50%       8.50%       9.00%     9.50%      11.00%    11.50%       4.00%   4.00%        4.00%    4.00%      10
                   9.00%       9.50%       9.50%    10.00%      11.25%    11.75%       3.00%   3.00%        3.00%    3.00%      10
                                           9.00%    10.00%
                   9.00%       9.00%       9.50%     9.50%      11.25%    11.25%       4.00%   4.50%        4.00%    4.00%      10
                   9.00%       9.25%      10.00%    10.25%      12.00%    12.00%       4.00%   4.00%        4.00%    4.00%      10
===========================================================================================================================
No. of Responses     12          12          13       13          12        12           11     11            11      11
Average            9.17%       9.58%       9.56%    10.06%      11.52%    12.06%       3.23%   4.18%        3.77%    3.82%
===========================================================================================================================

RETAIL, COMMUNITY AND NEIGHBOHOOD CENTERS

                                                                                                                             Projec-
                                                                                                                              tion
                   Going In Cap Rate      Tenninal Cap Rate           IRR              Income Growth        Expense Growth    Period
====================================================================================================================================
                     Low       High        Low       High       Low        High         Low     High         Low     High     Years
------------------------------------------------------------------------------------------------------------------------------------
                  9.50%       11.00%       9.00%    10.50%      14.00%    14.00%       3.25%   3.25%        4.00%    4.00%       5
                  9.00%       10.00%       9.00%    10.00%      11.50%    12.50%       3.50%   3.50%        3.50%    3.50%      10
                  9.50%        9.75%       9.75%    10.00%      11.50%    11.75%       3.50%   4.00%        3.50%    3.50%      10
                  9.50%        9.50%      10.00%    10.00%      12.50%    12.50%       0.00%   4.00%        4.00%    4.00%      10
                  9.00%       10.50%       9.75%    11.50%      10.00%    14.00%       2.00%   4.00%        4.00%    4.00%      10
                  10.00%      10.00%      10.00%    10.00%      12.00%    12.00%       4.00%   4.00%        4.00%    4.00%      10
                  8.50%        9.50%       9.50%    10.50%      11.50%    12.50%       4.00%   4.00%        4.00%    4.00%      10
                  9.50%        9.75%       9.75%    10.00%      11.25%    11.50%       3.00%   4.00%        3.50%    4.50%      10
                  8.50%        9.00%       9.00%     9.50%      11.00%    12.00%       3.00%   3.00%        3.00%    3.00%      10
                  9.50%       10.00%      10.00%    10.50%      11.50%    12.50%       3.00%   3.00%        3.00%    3.00%      10
                                           9.00%    10.00%
                  9.50%        9.50%      10.00%    10.00%      12.00%    12.00%       3.00%   3.00%        3.00%    3.00%      10
                  8.50%        9.50%      10.00%    11.00%      11.25%    12.50%       3.00%   3.00%        3.00%    3.00%      10
                  9.00%        9.25%      10.00%    10.25%      12.00%    12.00%       4.00%   4.00%        4.00%    4.00%      10
===========================================================================================================================
No. of Responses   13          13          14         14          13       13           13      13           13       13
Average           9.19%        9.79%       9.63%    10.27%      11.69%    12.44%       3.02%   3.60%        3.58%    3.65%
===========================================================================================================================

RETAIL, POWER CENTERS AND "BIG BOX"

                                                                                                                             Projec-
                                                                                                                              tion
                   Going In Cap Rate      Tenninal Cap Rate           IRR              Income Growth        Expense Growth    Period
====================================================================================================================================
                     Low       High        Low       High       Low        High         Low     High         Low     High     Years
------------------------------------------------------------------------------------------------------------------------------------
                   9.25%       9.50%       9.50%    10.00%      11.50%    11.50%       3.00%   3.50%        4.00%    4.00%      10
                   9.50%       9.75%       9.75%    10.00%      10.50%    11.50%       3.50%   4.00%        3.50%    3.50%      10
                  10.00%      10.00%      10.00%    10.00%      12.00%    12.00%       0.00%   4.00%        4.00%    4.00%      10
                   9.00%       9.50%       9.50%    10.00%      11.00%    12.00%       2.00%   3.50%        3.50%    3.50%      10
                   8.00%       9.00%       9.00%    10.00%      11.00%    12.00%       4.00%   4.00%        4.00%    4.00%      10
                   9.75%      10.00%       9.75%    10.00%      11.20%    11.50%       3.00%   3.50%        3.50%    4.00%      10
                   9.00%       9.50%      10.00%    10.00%      10.50%    11.00%       2.50%   2.50%        2.50%    2.50%      10
                   9.50%      10.00%      10.00%    10.50%      11.50%    12.50%       3.00%   3.00%        3.00%    3.00%      10
                                           8.50%     9.50%
                   9.00%       9.00%       9.50%     9.50%      11.50%    11.50%       3.00%   3.00%        3.00%    3.00%      10
                   9.50%       9.50%       9.75%     9.75%      11.25%    11.25%       4.00%   4.00%        4.00%    4.00%      10
                   9.00%       9.25%      10.00%    10.25%      12.00%    12.00%       4.00%   4.00%        4.00%    4.00%      10
===========================================================================================================================
No. ot Responses    11          11          12        12         11         11          11      11           11       11
Average            9.23%       9.55%       9.60%     9.96%      11.27%    11.70%       2.91%   3.55%        3.55%    3.59%
===========================================================================================================================

REGIONAL MALLS

                                                                                                                             Projec-
                                                                                                                              tion
                   Going In Cap Rate      Tenninal Cap Rate           IRR              Income Growth        Expense Growth    Period
====================================================================================================================================
                     Low       High        Low       High       Low        High         Low     High         Low     High     Years
------------------------------------------------------------------------------------------------------------------------------------
                  8.00%       8.50%       8.50%      9.00%      10.50%    10.50%       3.00%   3.50%        4.00%    4.00%      10
                  7.75%       8.25%       8.50%      8.75%      11.00%    11.50%       3.50%   4.00%        3.50%    3.50%      10
                  7.50%       7.50%       8.00%      8.00%      11.50%    11.50%       0.00%   4.00%        4.00%    4.00%      10
                  7.50%       9.00%       8.00%      9.75%      10.00%    12.00%       2.00%   4.00%        4.00%    4.00%      10
                  7.00%       8.00%       7.00%      8.00%      11.00%    11.00%       4.00%   4.00%        4.00%    4.00%      10
                  7.50%       8.00%       7.50%      9.00%      10.50%    11.50%       2.00%   3.50%        3.50%    3.50%      10
                  7.00%       8.00%       9.00%     10.00%      10.50%    11.50%       4.00%   4.00%        4.00%    4.00%      10
                  7.50%       8.00%       8.50%      8.50%      10.00%    11.00%       3.00%   3.00%        3.00%    3.00%      10
                  7.50%       9.00%       8.50%      8.50%      11.50%    11.50%       4.00%   5.00%                            10
===========================================================================================================================
No. of Responses     9          9           9          9          9         9            9       9            8        8
Average           7.47%       8.25%       8.17%      8.83%      10.72%    11.33%       2.83%   3.89%        3.75%    3.75%
===========================================================================================================================

LODGING, FULL SERVICE

                   Going-In Cap Rate  Terminal Cap Rate        IRR                IRR           Income Growth       Expense Growth
                     Low       High     Low      High     Low       High    Low       High      Low       High       Low    High
------------------------------------------------------------------------------------------------------------------------------------
Luxury
-----------------
                     8.00%     9.00%   10.00%   10.00%   15.00%    20.00%  20.00%    25.00%    6.00%     6.00%     4.00%     4.00%
                     5.00%     7.00%   10.50%   11.00%   12.50%    13.00%                      4.00%     5.00%     3.00%     4.00%
                    11.00%    13.00%   11.00%   13.00%   15.00%    15.00%  20.00%    25.00%    4.00%     8.00%     4.00%     4.00%
                    10.50%    10.50%   10.00%   10.00%                                                             3.50%     5.00%
                    11.00%    11.00%   13.00%   13.00%                                         5.00%     6.00%     3.00%     4.00%
                     9.00%     9.00%   10.00%   10.00%   13.00%    13.00%  16.00%    16.00%    4.00%     4.50%     3.00%     3.00%
                    11.00%    12.00%   10.00%   11.00%   12.00%    16.00%  19.00%    23.00%    3.00%     4.00%     4.00%     4.00%
                     8.00%     8.00%   10.00%   10.00%   12.00%    14.00%  15.00%    20.00%    8.00%     8.00%     6.00%     6.00%
                     6.00%     8.00%    8.00%    9.00%                     20.00%    25.00%    5.00%     5.00%     3.00%     4.00%
                     8.50%     8.50%    9.00%    9.00%                                         5.00%     5.00%     4.00%     4.00%
                                        8.00%   10.00%   15.00%    18.00%  18.00%    22.00%                        4.00%     4.00%
----------------------------------------------------------------------------------------------------------------------------------
No. of Responses      10        10       11       11       7         7       7         7        9         9         11        11
Average              8.80%     9.60%    9.95%   10.55%   13.50%    15.57%  18.29%    22.29%    4.89%     5.72%     3.77%     4.18%
----------------------------------------------------------------------------------------------------------------------------------
First Class
-----------------
                    11.00%    11.00%   11.00%   11.00%   15.00%    20.00%  20.00%    20.00%    4.00%     4.00%     4.00%     4.00%
                    11.00%    11.00%   13.00%   13.00%                                         5.00%     6.00%     3.00%     4.00%
                    10.00%    10.00%   11.00%   11.00%   15.00%    15.00%  18.00%    18.00%    4.00%     4.50%     3.00%     3.00%
                    10.00%    10.00%   11.00%   11.00%   15.00%    18.00%  15.00%    20.00%   10.00%    10.00%     5.00%     5.00%
                    10.00%    10.00%   10.50%   10.50%   16.00%    16.00%  25.00%    25.00%    4.00%     4.00%     3.00%     3.00%
                     8.00%     9.00%   10.00%   10.00%                     20.00%    25.00%    5.00%     5.00%     3.00%     4.00%
                    10.00%    10.00%   10.50%   10.50%                     22.00%    22.00%    4.00%     4.00%     4.00%     4.00%
                                        8.00%   10.00%   15.00%    18.00%  18.00%    22.00%                        4.00%     4.00%
                     5.00%     5.00%   10.00%   11.00%   15.00%    15.00%                      4.00%     4.00%     3.00%     3.00%
                     8.00%     8.00%   10.00%   10.00%   14.50%    14.50%  20.00%    20.00%    3.50%     3.50%     3.50%     3.50%
                    10.50%    10.50%   11.00%   11.00%   13.00%    13.00%  20.00%    23.00%    4.50%     4.50%     3.50%     3.50%
----------------------------------------------------------------------------------------------------------------------------------
No. of Responses      11        10      11        11       8         8       9         9        10        l0        11        11
Average              9.35%     9.45%   10.55%   10.82%   14.81%    16.19%  19.78%    21.67%    4.80%     4.95%     3.55%     3.73%
----------------------------------------------------------------------------------------------------------------------------------

                     Projection  Management
                       Period       Fees       Reserves
                        Years    % Revenue    % Revenue
-------------------------------------------------------
Luxury
------------------
                          7         2.50%        4.00%
                          10        3.50%        4.00%
                          5         4.00%        5.00%
                          10        4.50%        5.00%
                          5         3.00%        4.00%
                          10        2.50%        3.00%
                          5         3.00%        3.50%
                          10        4.50%        5.50%
                          5         4.00%        4.00%
                          5         3.00%        3.00%
                          5         3.50%        4.00%
-------------------------------------------------------
No. of Responses          11          11           11
Average                   7         3.45%        4.09%
-------------------------------------------------------
First Class
-------------------
                          7         2.50%        3.00%
                          5         3.00%        4.00%
                          10        2.50%        3.00%
                          10        3.50%        4.50%
                          7         2.50%        4.00%
                          5         3.00%        4.00%
                          5         3.00%        4.00%
                          5         3.50%        4.00%
                          5         3.00%        4.50%
                          10        2.00%        4.00%
                          10        3.50%        4.00%
-------------------------------------------------------
No. of Responses          11         11            11
Average                   7         2.91%        3.91%
-------------------------------------------------------

The blended IRR is the composite return on debt and equity and the rate to be applied to net operating income.

The equity return is rate of return on the equity component of the investment only.

LODGING, LIMITED SERVICE

                   Going-In Cap Rate  Terminal Cap Rate        IRR                IRR           Income Growth       Expense Growth
                     Low       High     Low      High     Low       High    Low       High      Low       High       Low    High
------------------------------------------------------------------------------------------------------------------------------------
Mid-Rate
-----------------
                    10.00%    10.00%   12.00%   12.00%                     20.00%    20.00%    4.00%     4.00%     4.00%     4.00%
                    10.00%    12.00%   10.00%   12.00%   15.00%    15.00%  20.00%    25.00%    4.00%     8.00%     4.00%     4.00%
                    11.00%    11.00%   10.00%   10.00%                                                             3.50%     5.00%
                    10.00%    13.00%   12.00%   14.00%   10.00%    12.00%  12.00%    14.00%    4.00%     4.00%     3.50%     3.50%
                    12.00%    12.00%   14.00%   14.00%                                         2.00%     3.00%     3.00%     4.00%
                    12.00%    12.00%   13.00%   13.00%   19.00%    19.00%  22.00%    22.00%    3.50%     4.00%     3.00%     3.00%
                    10.50%    10.50%   12.00%   12.00%   15.00%    20.00%  18.00%    20.00%    5.00%     5.00%     4.00%     4.00%
                                       10.00%   11.00%                     22.00%    22.00%    6.00%     6.00%     4.00%     4.00%
-----------------------------------------------------------------------------------------------------------------------------------
No. of Responses       7         7        8        8       4         4       6         6        7         7          8         8
Average             10.79%    11.50%   11.63%   12.25%   14.75%    16.50%  19.00%    20.50%    4.07%     4.86%     3.63%     3.94%
-----------------------------------------------------------------------------------------------------------------------------------
Economy
-----------------
                    10.00%    12.00%   12.00%   12.00%                     18.00%    25.00%    4.00%     4.00%     4.00%     4.00%
                    10.00%    13.00%   12.00%   14.00%   10.00%    12.00%  12.00%    14.00%    4.0O%     4.00%     3.50%     3.50%
                    12.50%    12.50%   14.00%   14.00%                                         2.00%     3.00%     3.00%     4.00%
                    13.00%    13.00%   14.00%   14.00%   21.00%    21.00%  24.00%    24.00%    2.50%     4.00%     3.00%     3.00%
                    11.50%    11.50%   12.00%   12.00%   15.00%    20.00%  18.00%    20.00%    5.00%     5.00%     4.00%     4.00%
-----------------------------------------------------------------------------------------------------------------------------------
No. of Responses      5          5       5        5         3         3       4         4        5         5        5         5
Average             11.40%    12.40%   12.80%   13.20%   15.33%    17.67%  18.00%    20.75%    3.50%     4.00%     3.50%     3.70%
-----------------------------------------------------------------------------------------------------------------------------------

                     Projection  Management
                       Period       Fees       Reserves
                        Years    % Revenue    % Revenue
-------------------------------------------------------
Mid-Rate
-----------------
                           7         2.50%        3.00%
                           5         4.00%        4.50%
                           10        4.00%        5.00%
                           5         4.00%        4.50%
                           5         3.00%        6.00%
                           5         3.00%        3.00%
                           10        2.50%        4.00%
                           5         5.00%        4.00%
-------------------------------------------------------
No. of Responses           8           8            8
Average                    7         3.50%        4.25%
-------------------------------------------------------
Economy
-----------------
                           7         2.50%        3.00%
                           5         4.00%        4.50%
                           5         3.00%        6.00%
                           5         4.00%        3.00%
                           10        2.50%        4.00%
-------------------------------------------------------
No. of Responses           5           5            5
Average                    6         3.20%        4.10%
-------------------------------------------------------

The blended IRR is the composite return on debt and equity and the rate to be applied to net operating Income.

The equity return is rate of return on the equity component of the Investment only.

APARTMENTS

                                                                                                                          Projection
                   Going In Cap Rate    Terminal Cap Rate             IRR              Income Growth       Expense Growth   Period
====================================================================================================================================
                    Low       High       Low       High        Low         High      Low       High       Low       High    Years
------------------------------------------------------------------------------------------------------------------------------------
                    8.50%     9.00%      9.50%     9.50%      11.00%      11.00%     4.00%     4.00%      4.00%     4.00%      10
                    8.50%     9.00%      9.25%     9.50%      11.50%      12.00%     3.50%     4.00%      3.50%     3.50%      10
                    8.50%     9.25%      9.00%    10.00%      10.50%      12.00%     2.00%     6.00%      4.00%     4.00%      10
                    8.00%     9.00%      8.50%     9.50%                             3.50%     3.50%      3.50%     3.50%      10
                    8.50%     8.50%      9.25%     9.25%      11.25%      11.25%     4.00%     4.00%      4.00%     4.00%      10
                    9'00%     9.25%      9.25%     9.50%      11.20%      11.50%     3.75%     4.25%      4.00%     4.50%      10
                    8.50%     9.50%      9.00%    10.00%      11.00%      12.00%     3.00%     4.00%      3.00%     4.00%      10
                    8.75%     9.25%      9.25%     9.75%                             3.00%     3.00%      3.00%     3.00%
                                         9.00%     9.00%
                    9.00%     9.00%      9.50%     9.50%      11.50%      11.50%     3.00%     4.00%      3.00%     3.00%      10
                    8.00%     9.00%      9.00%    10.00%      11.00%      12.50%     3.00%     3.00%      3.00%     3.00%      10
                    9.00%     9.25%     10.00%    10.25%      12.00%      12.00%     4.00%     4.00%      4.00%     4.00%      10
-------------------------------------------------------------------------------------------------------------------------
No. of Responses     11        11         12         12          9          9         11        11          11       11
Average             8.57%     9.09%      9.21%     9.65%      11.22%      11.75%     3.34%     3.98%      3.55%     3.68%
-------------------------------------------------------------------------------------------------------------------------

SURVEY OF RECENT CLOSED TRANSACTIONS

                         Net Rentable Area          Sales Price Per Sq. Ft.       Going-in Cap Rate          Internal Rate of Return
                    --------------------------  --------------------------   --------------------------  ---------------------------
       Property     No. Sales                   No. Sales                    No. Sales                   No. Sales
        Type        Reported  Average  Median   Reported  Average   Median   Reported  Average   Median  Reported  Average    Median
------------------  --------------------------  --------------------------   --------------------------  ---------------------------
Offices, Urban         16     498,859  440,929      16    $130.66   $116.76     12      9.68%     9.13%       9     12.42%    12.75%
Offices, Suburban      66     230,760  191,893      66    $83.39    $78.78      57      9.97%    10.00%      11     13.20%    12.25%
Industrial             57     150,787  118,400      57    $37.75    $37.87      28     10.80%    10.61%        (Sample Not Large
                                                                                                                Enough to Report)
Retail
 (Other Than Malls)    29     136,429  121,552      29    $95.99    $91.67      27     10.05%    10.00%       8     11.59%    11.33%
Malls                  9      615,102  649,130      9     $124.68   $96.00      9       9.29%     9.53%        (Sample Not Large
                                                                                                                Enough to Report)


                              Number of Units               Sales Price Per Unit              Going-in Cap Rate
                        --------------------------       --------------------------       --------------------------
                        No. Sales                        No. Sales                        No. Sales
                        Reported  Average  Median        Reported  Average   Median       Reported  Average   Median
                        --------------------------       --------------------------       --------------------------
Apartments                50        201       190        50     $47,975     $46,458         41      9.19%    9.30%

                                         QUALIFICATIONS OF ROBERTS NARDELLA
================================================================================

     Mr. Nardella was born on April 14, 1965 and entered the real estate business in February 1987. At this time he began employment with Cushman & Wakefield, Inc. on a part-time basis while still attending college. He is a graduate of Pace University's Lubin School of Business, class of 1987 with a Bachelor of Business Administration in Finance.

     Since joining Cushman & Wakefield, Inc. on a full-time basis in December 1987, Mr. Nardella has performed appraisal assignments of vacant land, developable air rights, office buildings, proposed and existing regional malls, shopping centers, industrial and residential complexes, condominiums and investment properties throughout the United States. In March, 1993 Mr. Nardella was named Director of Cushman & Wakefield, Inc.

     Mr. Nardella has successfully completed the following real estate courses:

     New York University, The School Real Estate Appraisal and of Continuing
     Education: Valuation Principles

     American Institute of Real Estate Appraisers: Appraisal Principles - 1A-1

     American Institute of Real Estate Appraisers: Basic Valuation Procedures
     1A-2

     American Institute of Real Estate Appraisers: Capitalization Theory & Tech. Part A - Exam 1B-A

     American Institute of Real Estate Appraisers: Capitalization Theory & Tech. Part B - Exam 1B-B

     Appraisal Institute: Standards of Professional Practice - Parts A and B

     Appraisal Institute: Case Studies in Real Estate Valuation

Affiliates

     Certified Real Estate General Appraiser, New York State - No. 46000004620 Member, Real Estate Board of New York, Inc.
     Candidate, Appraisal Institute
     Salesperson, Real Estate Board of New York, Inc.
     Candidate, Masters in Real Estate/New York University

                                          QUALIFICATIONS OF TRAVIS W. WALSH
================================================================================

     Background

     Actively involved in the analysis and appraisal of real estate since 1972. Entered the real estate business in 1972 with The Equitable Life Assurance Society of the United States. Subsequently held positions with Security Mortgage Investors and with the Franklin Savings Bank of New York as a Staff Appraiser. In 1977 joined the Appraisal Division of Cushman & Wakefield, Inc. as a Staff Appraiser; commenced employment as an Appraiser and Consultant with Henry Boeckmann, Jr. and Associates, Inc. in 1979; subsequently became Vice President and was appointed Manager of the Stamford, Connecticut office. Joined Cushman & Wakefield, Inc., New York Appraisal Services 1983 as Assistant Manager of the New York Office with responsibilities that include the supervision of professional staff. Elected Assistant Vice President of Cushman & Wakefield, Inc. in 1988. Named Director of Cushman & Wakefield, Inc. in 1990.

Experience

     Assignments have involved a wide variety of existing and proposed real properties, including: office complexes, shopping centers, industrial properties, hotels and multifamily housing. Assignments have been completed for mortgage purposes, estates, certiorari proceedings and arbitration hearings, to aid in the decision making process in the acquisition, disposition and marketing of real estate and to determine a property's most profitable use.

Memberships
Appraisal Institute (MAI Certificate No. 6260)
New York Metropolitan Chapter

      Finance Committee - 1982
      Education Committee - 1983
      Candidate Guidance Committee - 1983, Vice Chairman
      Continuing Education Committee - 1983, Associate Member
      Admissions Committee - 1988 to date.

American Society of Real Estate Counselors (CRE Certificate No. 1391) New York Chapter

State Certification and Licenses
New York State Certified as a Real Estate General Appraiser
(Certificate No. 46000005074)

New York State Licensed Real Estate Broker

State of Massachusetts License No. 2707-449686 (Expiration 5/96)

State of Maryland License No. 10450 (Expiration 6/96)

Other Memberships
The Real Estate Board of New York, Inc.

                                          Qualifications of Travis W. Walsh
================================================================================

Education Background

Lectured - New York University - Real Estate Institute

      Income Capitalization: Advanced Theory & Applications

      Fairfield University - School of Graduate & Continuing
      Education

      Real Estate Investment Analysis

American Institute of Real Estate Appraisers courses successfully completed.

      Investment Analysis (Course VI)
      Urban Properties (Course II)

      Capitalization Theory & Techniques (Course 1B)
      Basic Appraisal Principles, Methods & Techniques (Course 1A)

Society of Real Estate Appraisers credit awarded.

      Case Study - single family dwelling (Exam R-2)
      Principles of Income Property Appraising (Course 201)
      Basic Principles of Real Estate Appraising (Course 101)

Columbia Society of Real Estate Appraisers course successfully completed.

      Real Estate Appraising & Valuations

Real Estate Institute, New York University School of Continuing Education courses successfully completed.

      Creative Financing
      Real Estate Law
      Principles & Practices of Real Estate

Manhattan College, Bronx, New York, Bachelor of Science, (Business Administration), 1972

Other Activities

Member - Greenacres Civic Group
      Scarsdale, New York